                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                               (AMENDMENT NO. 2)


     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:

     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))


     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             GREYHOUND LINES, INC.
--------------------------------------------------------------------------------
    (Name of Registrant as specified in its Charter and Person Filing Proxy
                                   Statement)

Payment of filing fee (Check the appropriate box):
     [ ] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

Common Stock, $.01 par value per share, of Greyhound Lines, Inc. ("Greyhound Common Stock")
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

75,527,063 shares of Greyhound Common Stock (assuming, solely for purposes of calculating the filing fee, that (i) all currently outstanding shares of 8 1/2% Convertible Exchangeable Preferred Stock, par value $.01 per share, of Greyhound Lines, Inc. are converted into shares of Greyhound Common Stock prior to the completion of the transaction, and (ii) outstanding options to purchase Greyhound Common Stock that may become exercisable prior to the completion of the transaction are exercisable prior to the completion of the transaction).
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                     $6.50
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

                                  $490,925,910
--------------------------------------------------------------------------------
     (5) Total fee paid:

                                    $98,186
--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials.

     [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

                                    $83,987
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

                                    333-9632
--------------------------------------------------------------------------------
     (3) Filing Party:

                                  Laidlaw Inc.
--------------------------------------------------------------------------------
     (4) Date Filed:

                               November 13, 1998
--------------------------------------------------------------------------------

[LOGO]                Greyhound Lines, Inc.
                      P.O. Box 660362
                      Dallas, Texas 75266-0362


                                                                February 8, 1999


Dear Stockholder:


     You are invited to attend a very important special meeting of the stockholders of Greyhound Lines, Inc. to be held on Tuesday, March 16, 1999.


     At the special meeting you will be asked to consider and vote upon a proposal to adopt a merger agreement between Greyhound and Laidlaw Inc. If the merger is completed, Greyhound will become a subsidiary of Laidlaw.

     Upon completion of the merger, the holders of Greyhound common stock will receive $6.50 per share in cash. Under the terms of the merger agreement, Laidlaw had the option to pay up to $4.00 of the merger consideration with Laidlaw common shares. However, Laidlaw has irrevocably waived its right to do so. As a result the merger consideration will be paid entirely in cash.

     The Greyhound preferred stock will remain outstanding after the merger unless converted into Greyhound common stock prior to completion of the merger. After the merger, the Greyhound preferred stock will no longer be convertible into Greyhound common stock. Instead, each share of Greyhound preferred stock will be convertible into the right to receive $33.33 in cash.

     The Board of Directors of Greyhound has, by the unanimous vote of the directors present, determined that the merger is fair to and in the best interests of Greyhound and its stockholders. ACCORDINGLY, THE BOARD HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

     In light of the importance of the proposed merger, we urge you to attend the special meeting in person or participate by proxy. Whether or not you plan to attend, after carefully reading and considering the accompanying materials, please vote your shares as soon as possible. Your voting materials contain detailed information on how to vote.

     The adoption of this merger agreement requires the approval of the holders of a majority of the outstanding shares of Greyhound common stock and preferred stock voting together as one class. Not voting is the same as a vote against the merger. Regardless of the number of shares you own, your vote is important.

                                    Sincerely,

                                    /s/ CRAIG R. LENTZSCH

                                    Craig R. Lentzsch
                                    President and Chief Executive Officer


     This Proxy Statement is first being mailed to stockholders on or about February 12, 1999.

[GREYHOUND LINES,     Greyhound Lines, Inc.
  INC. LOGO]
                      P.O. Box 660362
                      Dallas, Texas 75266-0362

                               ------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 16, 1999

                               ------------------


     A special meeting of the holders of common stock and preferred stock of Greyhound Lines, Inc., a Delaware corporation, will be held on Tuesday, March 16, 1999, at 9:00 a.m., local time, at the Hilton Dallas Parkway Hotel, 4801 LBJ Freeway, in Dallas, Texas. The special meeting has been called for the following purposes:


   - To consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger among Greyhound, Laidlaw Inc. and Laidlaw Transit Acquisition Corp.

   - If necessary, to approve any adjournment of the special meeting without further notice except by announcement at the special meeting.

     Following the merger, Greyhound will be a subsidiary of Laidlaw. The proposed merger is described in detail in the accompanying Proxy Statement. A copy of the merger agreement is attached as Appendix A to the Proxy Statement.


     Greyhound stockholders of record at the close of business on February 8, 1999 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting.


     Greyhound stockholders who do not vote in favor of adopting the merger agreement and who otherwise comply with the requirements of Delaware law will be entitled to appraisal rights. A summary of the applicable Delaware law provision, including the requirements a Greyhound stockholder must follow in order to exercise his or her appraisal rights, is contained in the accompanying Proxy Statement. A copy of the applicable Delaware law provision is attached as Appendix C to the Proxy Statement.

     Please complete, date, sign and promptly mail the enclosed proxy card in the enclosed postage-paid envelope to make sure that your vote will be counted and your shares are represented at the special meeting. Record holders of Greyhound common stock and preferred stock may also vote their shares by using a toll free telephone number as described in the voting materials. If you attend the special meeting, you may vote your shares in person even if you have previously sent in your proxy card or voted by telephone. You may revoke your proxy in the manner described in the Proxy Statement at any time before it is voted at the special meeting. Signed proxies with no instructions indicated will be voted "FOR" both the adoption of the merger agreement and the other proposal.

                                    By Order of the Board of Directors,

                                    /s/ MARK E. SOUTHERST

                                    Mark E. Southerst
                                    Secretary

Dallas, Texas

February 8, 1999

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    3
  The Parties...............................................    3
  The Merger................................................    3
  Recommendation of the Greyhound Board.....................    5
  Opinion of Greyhound's Financial Advisor..................    5
  Certain Litigation........................................    6
  Market Price of Greyhound Common Stock....................    6
  Selected Financial Data of Greyhound......................    7
THE SPECIAL MEETING.........................................    8
  General...................................................    8
  Voting at the Special Meeting.............................    8
  Required Vote.............................................    8
  Proxies; Revocation.......................................    9
  Adjournments..............................................    9
THE PARTIES.................................................   10
  Greyhound.................................................   10
  Laidlaw...................................................   10
THE MERGER..................................................   11
  Background of the Merger..................................   11
  Greyhound's Reasons for the Merger........................   17
  Opinion of Greyhound's Financial Advisor..................   19
  Laidlaw's Reasons for the Merger..........................   24
  Certain Projected Financial Information...................   24
  The Merger Agreement......................................   26
  Delisting of Greyhound Common Stock.......................   31
  Certain Federal Income Tax Consequences...................   32
  Governmental Approvals....................................   33
  Interests of Certain Persons in the Merger................   34
  Appraisal Rights..........................................   38
  Amendment to Greyhound Rights Agreement...................   40
  Certain Litigation........................................   40
BENEFICIAL OWNERSHIP OF GREYHOUND STOCK.....................   42
AVAILABLE INFORMATION.......................................   45
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   45
APPENDIX A -- Amended and Restated Agreement and Plan of
  Merger....................................................  A-1
APPENDIX B -- Opinion of Bear Stearns & Co. Inc.............  B-1
APPENDIX C -- Section 262 of the Delaware General
  Corporation Law...........................................  C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a Greyhound stockholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the Appendices and the documents referred to or incorporated by reference.

Q:   IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY GREYHOUND COMMON
     STOCK?

A: You will receive $6.50 in cash for each share of Greyhound common stock you own.

Q:   HOW WILL THE MERGER AFFECT MY GREYHOUND PREFERRED STOCK?

A: You may continue to own your Greyhound preferred stock after the merger. However, your Greyhound preferred stock will no longer be convertible into Greyhound common stock after the merger. Instead, each share of Greyhound preferred stock will be convertible into the right to receive $33.33 in cash. You may convert your Greyhound preferred stock into Greyhound common stock at any time before the merger is completed.

Q:   WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?


A: Holders of record of Greyhound common stock and Greyhound preferred stock as of the close of business on February 8, 1999 are entitled to vote at the special meeting. Each Greyhound stockholder has one vote for each share of Greyhound common stock and Greyhound preferred stock they own. Holders of Greyhound common stock and Greyhound preferred stock vote together as one class.


Q:   WHAT VOTE IS REQUIRED FOR THE GREYHOUND STOCKHOLDERS TO APPROVE THE MERGER?

A: In order for the merger to be approved, holders of a majority of the outstanding Greyhound common stock and the Greyhound preferred stock, voting together as one class, must vote "FOR" the merger.

Q:   WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this Proxy Statement, please vote your shares as soon as possible. You may vote your shares either by returning the enclosed proxy or by calling the toll free telephone number on your proxy card. Your voting materials include detailed information on how to vote.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. Your broker can vote your shares only if you provide instructions to him or her on how to vote. You should instruct your broker on how to vote your shares, using the instructions provided by your broker.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD OR VOTED BY
     TELEPHONE?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the Secretary of Greyhound in writing or by submitting a new proxy dated after the date of the proxy being revoked. You may also revoke your proxy by calling toll free 1-800-840-1208, even if you did not previously vote by telephone. In addition, your proxy will be revoked by attending the special meeting and voting in person. However, simply attending the special meeting will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote.

Q:   DO I NEED TO ATTEND THE GREYHOUND SPECIAL MEETING IN PERSON?

A: No. It is not necessary for you to attend the special meeting in order to vote your shares, although you are welcome to attend.

Q:   WILL I HAVE APPRAISAL RIGHTS AS A RESULT OF THE MERGER?

A: Yes. Both holders of Greyhound common stock and holders of Greyhound preferred stock have appraisal rights. If you wish to exercise your appraisal rights you must follow the requirements of Delaware law. A summary describing the requirements you must follow in order to exercise your appraisal rights is described in "The Merger -- Appraisal Rights" in this Proxy Statement.

Q:   WHEN WILL HOLDERS OF GREYHOUND COMMON STOCK RECEIVE THE MERGER
     CONSIDERATION?


A: The merger is expected to be completed promptly following the special meeting of the Greyhound stockholders. However, it is possible that delays could require that the merger be completed at a later time. Following the merger, you will receive instructions on how to receive your cash payment in exchange for your shares of Greyhound common stock. You must return your Greyhound stock certificate as described in the instructions. You will receive your cash payment as soon as practicable after Laidlaw receives your Greyhound stock certificate.


Q:   SHOULD I SEND IN MY GREYHOUND STOCK CERTIFICATES NOW?

A: No. After the merger is completed, Laidlaw will send the Greyhound stockholders written instructions for exchanging their Greyhound stock certificates.

Q:   WILL I OWE TAXES AS A RESULT OF THE MERGER?

A: The merger will be a taxable transaction for all holders of Greyhound common stock and for holders of Greyhound preferred stock who exercise their appraisal rights. As a result, the cash you receive in the merger in exchange for your shares of Greyhound common stock and any cash you may receive from exercising your appraisal rights will be subject to federal income tax and also may be taxed under applicable state, local and other tax laws. In general, you will recognize gain (or loss) equal to the difference between (a) the amount of cash you receive and (b) the tax basis of your shares of Greyhound common stock exchanged in the merger or the tax basis of your shares subject to appraisal rights. Refer to the section entitled "The Merger -- Certain Federal Income Tax Income Consequences" in this Proxy Statement for a more detailed explanation of the tax consequences of the merger, including tax consequences to holders of Greyhound preferred stock. You should consult your tax advisor regarding the specific tax consequences of the merger applicable to you.

WHO CAN HELP ANSWER YOUR QUESTIONS?

If you have more questions about the merger after reading this Proxy Statement, you should contact:

     Greyhound Lines, Inc.
     15110 N. Dallas Parkway, Suite 600
     Dallas, Texas 75248
     Telephone: (972) 789-7297
     Attention: Investor Relations

                                    SUMMARY

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you as a Greyhound stockholder. Accordingly, we encourage you to carefully read this entire document and the documents to which we have referred you. All references to "dollars" or "$" in this Proxy Statement mean U.S. dollars unless otherwise indicated.

THE PARTIES

GREYHOUND. Greyhound is the only nationwide provider of scheduled intercity bus transportation services in the United States. Greyhound also provides package express delivery services, charter bus service and, in many terminals, food service.

The principal executive offices of Greyhound are located at 15110 N. Dallas Parkway, Suite 600, Dallas, Texas 75248, and its telephone number is (972) 789-7000.

LAIDLAW. Laidlaw is the largest school bus operator in North America and the largest ambulance operator in the United States. In October 1997, Laidlaw acquired Greyhound Canada Transportation Corp., which operates intercity buses in Canada under the "Greyhound" trademark, but is not related to Greyhound. Laidlaw also provides services to hospital emergency departments in the United States.

The principal executive offices of Laidlaw are located at 3221 North Service Road, Burlington, Ontario, Canada L7R 3Y8, and its telephone number is (905) 336-1800.

THE MERGER


GENERAL. In the merger, a subsidiary of Laidlaw will be merged into Greyhound, with Greyhound being the surviving corporation. Upon completion of the merger, Greyhound will become a subsidiary of Laidlaw. Subject to satisfaction or waiver of certain conditions contained in the merger agreement, Greyhound and Laidlaw presently intend to file a Certificate of Merger with the Secretary of State of the State of Delaware promptly following the special meeting if a majority of the holders of the outstanding shares of Greyhound common and preferred stock vote to adopt the merger agreement. The merger will be effective upon the filing of the Certificate of Merger or such later time as is specified in the Certificate of Merger (the "Effective Time"). The total purchase price Laidlaw will pay in the merger for the shares of Greyhound common stock it does not presently own, including outstanding stock options, is approximately $398 million. The Greyhound preferred stock is presently convertible into Greyhound common stock. Following the merger, the Greyhound preferred stock will be convertible into the right to receive $33.33 in cash per share, or $80 million in the aggregate. In addition, Laidlaw will indirectly assume Greyhound's debt as a result of the merger. At September 30, 1998, Greyhound had outstanding debt of $263 million.


CONDITIONS TO THE MERGER. The obligations of Greyhound and Laidlaw to complete the merger are subject to a number of conditions, including:

   - adoption of the merger agreement by the holders of a majority of the outstanding shares of Greyhound common stock and Greyhound preferred stock voting together as one class;

   - no court order prohibiting the merger and no law in effect making the merger illegal; and

   -   the Bear Stearns fairness opinion not having been modified or withdrawn.

See "The Merger -- The Merger Agreement -- Conditions to the Merger."

TERMINATION; BREAK-UP FEE. The merger agreement may be terminated at any time prior to the Effective Time in any one of the following circumstances:

   -   by the mutual written consent of the Greyhound Board and the Laidlaw
       Board;

   - by Greyhound or Laidlaw, if any court or other governmental agency issues a nonappealable final order or ruling or has taken any action to permanently prevent the merger (but neither party may terminate if their failure to perform their obligations contained in the merger agreement materially contributed to the issuance of the order or ruling, or the taking of such action);

   - by Greyhound or Laidlaw, if Greyhound enters into an agreement with respect to a superior proposal (which means an acquisition proposal that the Greyhound Board believes, after consultation with Bear Stearns, is more favorable, from a financial point of view, to Greyhound and its stockholders than the merger);

   - by Laidlaw, if the Greyhound Board withdraws, modifies or changes its approval or recommendation of the merger agreement or the merger in a manner adverse to Laidlaw;

   - by Greyhound or Laidlaw, if any representation or warranty made by the other party in the merger agreement was untrue on the date the representation or warranty was made, or the other party fails to comply in any material respect with any of the agreements made by such other party in the merger agreement (subject to a materiality standard and time to correct the error as described in the merger agreement), but neither party may terminate if they are in material breach of their representations, warranties or agreements contained in the merger agreement;

   - by Greyhound or Laidlaw, if the special meeting was held and the merger agreement was not adopted by Greyhound stockholders; or

   - by Greyhound or Laidlaw, if the merger is not completed by March 31, 1999, but neither party may terminate if their failure to perform their obligations contained in the merger agreement is the reason the merger was not completed by that date.

Greyhound will be required to pay Laidlaw a termination fee of $20 million (the "Termination Fee") if the merger agreement is terminated by Laidlaw because either Greyhound entered into an agreement relating to a superior proposal or the Greyhound Board withdraws or modifies its recommendation or approval of the merger or merger agreement and a superior proposal has been made and is pending. See "The Merger -- The Merger Agreement -- Termination; Break-Up Fee."

TREATMENT OF GREYHOUND STOCK OPTIONS. Greyhound will offer holders of an outstanding option to purchase shares of Greyhound common stock the right to cancel each of their Greyhound stock options in exchange for an amount in cash equal to $6.50 less the exercise price of the Greyhound stock option. In the event that any Greyhound stock option is not canceled prior to the Effective Time, such Greyhound stock option will remain outstanding under the terms of the applicable Greyhound stock option plan. This offer, however, will not be made with respect to the Greyhound stock options issuable under a plan ("Union Option Plan") for one of the unions that represents certain Greyhound employees. Instead, the effects of the merger on the Greyhound stock options granted under the Union Option Plan will be governed by the terms of the Union Option Plan. See "The Merger -- The Merger Agreement -- Treatment of Greyhound Stock Options."

INTERESTS OF CERTAIN PERSONS IN THE MERGER. Some of Greyhound's management and directors may have interests in the merger that are different from or in addition to the interests of stockholders of Greyhound generally. For example, each of Greyhound's executive officers has an employment or severance agreement with Greyhound that entitles that officer to receive a severance payment if his employment with Greyhound is terminated under certain circumstances within two years following a "change in control" of Greyhound. In addition, under the terms of Greyhound's stock incentive plans, all unvested options and unvested grants of restricted stock will vest upon a "change in control" of Greyhound. The completion of the merger will be a "change in control" for the purposes of both these agreements and the stock incentive plans.

At Laidlaw's request, Mr. Lentzsch, Greyhound's President and Chief Executive Officer, and Mr. Haugsland, Greyhound's Executive Vice President and Chief Operating Officer, will enter into new employment agreements with Greyhound that will become effective upon completion of the merger. As a result, it is not presently anticipated that these individuals' employment will be terminated following the merger. However, the estimated severance payments that would be payable to Greyhound's three most highly compensated officers if their employment is terminated immediately following the merger are as follows:


                                                              SEVERANCE AMOUNT
                                                              ----------------
Craig R. Lentzsch...........................................     $3,760,078
Jack W. Haugsland...........................................     $2,211,536
J. Floyd Holland............................................     $  536,299


The number and value of unvested Greyhound stock options, and the number of unvested shares of Greyhound restricted common stock, held by the three most highly compensated Greyhound officers, are as follows:

                                               NUMBER OF       VALUE OF          NUMBER OF
                                               UNVESTED        UNVESTED      UNVESTED SHARES OF
                                             STOCK OPTIONS   STOCK OPTIONS    RESTRICTED STOCK
                                             -------------   -------------   ------------------
Craig R. Lentzsch..........................     156,725        $410,563            35,600
Jack W. Haugsland..........................     122,275        $339,593            22,833
J. Floyd Holland...........................      86,150        $249,319             9,450


The value of the unvested stock options is based upon the difference between $6.50 per share of Greyhound common stock and the exercise price of the unvested options. See "The Merger -- Interests of Certain Persons in the Merger."


RECOMMENDATION OF THE GREYHOUND BOARD

The Board of Directors of Greyhound has, by the unanimous vote of all directors present, approved the merger agreement. THE GREYHOUND BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF GREYHOUND AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE GREYHOUND STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

OPINION OF GREYHOUND'S FINANCIAL ADVISOR

Bear, Stearns & Co. Inc. was retained by the Greyhound Board to act as its exclusive financial advisor to evaluate the merger and the fairness, from a financial point of view, of the consideration to be received by the Greyhound stockholders. Bear Stearns has delivered its opinion dated as of October 16, 1998 to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications contained in its opinion, the consideration to be received by the Greyhound stockholders in the merger is fair, from a financial point of view, to the Greyhound common and preferred stockholders. A copy of the Bear Stearns opinion is attached as Appendix B to this Proxy Statement. Greyhound stockholders are urged to read the Bear Stearns opinion carefully and in its entirety to understand the procedures followed, assumptions made, matters considered and limitations on the opinion. See "The Merger -- Opinion of Greyhound's Financial Advisor."

CERTAIN LITIGATION

Greyhound has obtained copies of two complaints filed in Delaware Chancery Court purportedly filed by certain individual Greyhound stockholders on behalf of themselves and all other Greyhound stockholders alleging, among other things, that Greyhound's directors breached their fiduciary duties in approving the merger. These suits name Greyhound, each of its directors and Laidlaw as defendants. Greyhound has not filed answers to these suits, as the time period for doing so was extended. However, Greyhound intends to defend these suits vigorously. See "The Merger -- Certain Litigation."

MARKET PRICE OF GREYHOUND COMMON STOCK

Greyhound common stock trades on the American Stock Exchange ("AMEX") under the symbol "BUS." The following table sets forth the high and low sale prices per share of Greyhound common stock as reported on the AMEX for each quarter indicated below.


                                                                HIGH        LOW
                                                                ----        ---
Quarter Ended:
  March 31, 1997............................................  $   5 1/2   $   3 15/16
  June 30, 1997.............................................      5           3 7/16
  September 30, 1997........................................      4 7/8       3 3/4
  December 31, 1997.........................................      4 7/16      3 3/8
Quarter Ended:
  March 31, 1998............................................  $   5 3/4   $   3 1/2
  June 30, 1998.............................................      6 15/16     4 3/8
  September 30, 1998........................................      6 3/16      3 5/8
  December 31, 1998.........................................      6 1/16      3 3/8
Quarter Ended:
  March 31, 1999(through February 8, 1999)..................      6 7/16      5 3/4


The shares of Greyhound preferred stock are not traded on any national securities exchange, the NASDAQ Stock Market or any over-the-counter quotation system.


On October 16, 1998, the last full trading day prior to the public announcement of the merger, the high and low trading prices of Greyhound common stock as reported on the AMEX were $4 15/16 and $4 1/2, respectively. On February 8, 1999, the last full trading day prior to the date of this Proxy Statement, the closing price for Greyhound common stock as reported on AMEX was $6 5/16.


Greyhound stockholders are encouraged to obtain current market quotations for Greyhound common stock.

SELECTED FINANCIAL DATA OF GREYHOUND

The selected historical financial data of Greyhound set forth below has been derived from the consolidated financial statements of Greyhound included in Greyhound's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and Greyhound's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and should be read in connection with those financial statements, which are incorporated by reference in this Proxy Statement. See "Incorporation of Certain Documents By Reference."

                             GREYHOUND LINES, INC.

                       SELECTED HISTORICAL FINANCIAL DATA
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                        NINE MONTHS     NINE MONTHS
                           ENDED           ENDED                 YEAR ENDED DECEMBER 31,
                       SEPTEMBER 30,   SEPTEMBER 30,   -------------------------------------------
                           1998            1997         1997     1996     1995     1994      1993
                       -------------   -------------   ------   ------   ------   -------   ------
STATEMENT OF
  OPERATIONS DATA:
Revenues.............     $636.1          $571.2       $771.1   $700.9   $657.1   $ 615.3   $665.6
Net income (loss)
  attributable to
  common
  stockholders.......       27.3           (23.9)       (20.6)    (6.6)   (17.8)    (77.4)     7.5
Net income (loss) per
  share attributable
  to common
  stockholders.......       0.46           (0.41)       (0.35)   (0.11)   (0.33)    (5.07)    0.57
BALANCE SHEET DATA:
Working capital......     $ 10.6          $(35.9)      $(70.5)  $(57.1)  $(54.4)  $ (17.2)  $  9.6
Total assets.........      659.0           586.5        566.6    500.3    480.6     511.5    541.3
Long-term debt.......      257.2           241.0        208.0    192.6    172.7     197.1    260.4
Stockholders'
  equity.............      213.4           177.8        179.6    140.9    149.8     153.2    152.2
Weighted average
  common shares......       59.8            58.8         59.0     58.3     54.6      15.3     12.9

The nine months ended September 30, 1998, includes an income tax benefit for net operating loss carryforwards of $23.9 million, or $0.39 per share. The nine months ended September 30, 1997 and twelve months ended December 31, 1997 include an extraordinary loss of $25.3 million, or $0.43 per share. The twelve months ended December 31, 1994 includes $61.9 million, or $4.05 per share, in operating charges to recognize pre-bankruptcy claims, an extraordinary gain of $41.9 million, or $2.74 per share and an extraordinary loss of 3.6 million, or $0.23 per share. The twelve months ended December 31, 1993 includes an extraordinary loss of $0.4 million, or $0.03 per share and a loss from the cumulative effect of a change in accounting principle of $0.7 million, or $0.05 per share.

                              THE SPECIAL MEETING

GENERAL


The special meeting will be held on Tuesday, March 16, 1999, starting at 9:00 a.m., local time, at the Hilton Dallas Parkway Hotel, 4801 LBJ Freeway, in Dallas, Texas. The purpose of the special meeting is for the Greyhound stockholders to consider and vote upon a proposal to adopt the merger agreement.


THE GREYHOUND BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF GREYHOUND AND ITS STOCKHOLDERS AND RECOMMENDS THAT GREYHOUND STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

Greyhound has been advised that a representative of Arthur Andersen LLP, Greyhound's independent auditors, will be present at the special meeting. This representative will have an opportunity to make a statement if he or she wishes and will be available to respond to appropriate questions presented at the special meeting.

VOTING AT THE SPECIAL MEETING


The holders of record of Greyhound common stock and Greyhound preferred stock as of the close of business on the record date are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 60,146,675 shares of Greyhound common stock outstanding held by 11,230 stockholders of record. On the record date, there were 2,400,000 shares of Greyhound preferred stock outstanding held by six stockholders of record.


The holders of a majority of the outstanding shares of Greyhound common stock and Greyhound preferred stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of Greyhound common stock held in treasury by Greyhound or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting unless the holder is present solely to object to the special meeting. However, if a new record date is set for the adjourned meeting, then a new quorum will have to be established.

REQUIRED VOTE

Each outstanding share of Greyhound common stock and Greyhound preferred stock on the record date is entitled to one vote at the special meeting. The merger is conditioned upon, among other things, the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Greyhound common stock and Greyhound preferred stock voting together as one class. You must vote your shares either in person, by proxy or by telephone in order for your shares to be included in the vote. Record holders of Greyhound common stock and Greyhound preferred stock may vote by telephone by following the instructions shown on the proxy card. Not voting has the same effect as voting against adoption of the merger agreement. Your broker or nominee does not have the right to vote your shares of Greyhound common and preferred stock. You must instruct your broker on how to vote in order for your shares to be voted. It is important that you instruct your broker or nominee on how to vote your shares of Greyhound common and preferred stock in order for your shares to be represented at the special meeting.

Laidlaw has agreed to vote all of their shares of Greyhound common stock "For" the adoption of the merger agreement. As of the record date, Laidlaw and its subsidiaries owned 1,389,700 shares of Greyhound common stock or approximately 2.3% of all outstanding shares of Greyhound common stock on such date. As of the record date, the directors and executive officers of Greyhound and their affiliates owned, in the aggregate, 318,234 shares of Greyhound common stock, or less than 1.0% of the outstanding shares of Greyhound common stock on such date. All such directors and executive officers have informed Greyhound that they intend to vote all of their shares of Greyhound common stock "For" the adoption of the merger agreement.

PROXIES; REVOCATION

If you vote your shares of Greyhound common and preferred stock by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of Greyhound common and preferred stock will be voted "For" the adoption of the merger agreement.

You may revoke your proxy at any time before the proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting by submitting a written revocation to the Secretary of Greyhound or by submitting a new proxy dated after the date of the proxy that is being revoked. You may also revoke your proxy by calling toll free 1-800-840-1208, even if you did not previously vote by telephone. In addition, a proxy may also be revoked by voting in person at the special meeting. However, simply attending the special meeting will not, in itself, revoke a proxy.

Greyhound and Laidlaw will share the costs associated with preparing this Proxy Statement. Greyhound will pay the costs of soliciting proxies for the special meeting. Further, certain officers and employees of Greyhound may also solicit proxies by telephone or in person. Officers and other employees of Greyhound will not be paid for soliciting proxies. Greyhound will also request persons and entities holding shares in their names or in the names of their nominees that are beneficially owned by others to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in performing such services. Greyhound has retained Kissel-Blake Inc. to assist it in the solicitation of proxies using the means referred to above, at an anticipated cost of $11,500, plus reimbursement of out-of-pocket expenses.

ADJOURNMENTS

Although it is not expected, the special meeting may be adjourned for the purpose of soliciting additional proxies or for other reasons. Any adjournment may be made by approval of the holders of a majority of the outstanding shares of Greyhound common and preferred stock present in person or represented by proxy at the special meeting (whether or not a quorum exists) without notice other than by an announcement made at the special meeting. Greyhound does not currently intend to seek a postponement or adjournment of the special meeting. Any postponement or adjournment of the special meeting for the purpose of soliciting additional proxies will allow the Greyhound stockholders who have already sent in their proxies to revoke them at any time prior to their use.

                                  THE PARTIES

GREYHOUND

Greyhound is the only nationwide provider of scheduled intercity bus transportation in the United States. Greyhound serves the value-oriented customer by connecting rural and urban areas throughout the United States, providing scheduled passenger service to more than 2,600 destinations with a fleet of 2,500 buses and 1,650 sales locations. Greyhound also provides package express delivery service, charter bus service and, in many terminals, food service. For the year ended December 31, 1997 and the nine months ended September 30, 1998, Greyhound generated total operating revenues of $771.1 million and $636.1 million, respectively and net profits (or losses) of $(16.9) million and $31.1 million, respectively.

The principal executive offices of Greyhound are located at 15110 N. Dallas Parkway, Suite 600, Dallas, Texas 75248, and its telephone number is (972) 789-7000.

LAIDLAW

Laidlaw is the largest school bus operator in North America, operating primarily under the names Laidlaw Transit, Mayflower Contract Services and National School Bus Services. Laidlaw also operates municipal, intercity transit and charter buses. In October 1997, Laidlaw acquired Greyhound Canada Transportation Corp., which operates intercity buses in Canada and is unrelated to Greyhound. Laidlaw is the largest ambulance operator in the United States, operating primarily under the name American Medical Response. Laidlaw also provides services to hospital emergency departments in the United States, primarily operating under the name EmCare.

Laidlaw owns approximately 35% of the outstanding shares of common stock of Safety-Kleen Corp., formerly Laidlaw Environmental Services, Inc., a hazardous waste services company. In April 1998, Laidlaw Environmental Services, Inc. acquired Safety-Kleen Corp. in a transaction valued at approximately $2.2 billion. Prior to this transaction, Laidlaw's ownership was approximately 67%. Effective March 1, 1998, Laidlaw ceased to consolidate the hazardous waste services business and began to account for it using the equity method.

For the year ended August 31, 1998, Laidlaw generated revenues of $3,690.2 million, income from operations of $421.7 million and net income (including a dilution gain of $100.7 million) of $346.0 million.

The principal executive offices of Laidlaw are located at 3221 North Service Road, Burlington, Ontario, Canada L7R 3Y8, and its telephone number is (905) 336-1800.

                                   THE MERGER

BACKGROUND OF THE MERGER

Laidlaw owns and operates a number of passenger transportation businesses. Laidlaw is the largest school bus operator in North America. Laidlaw also operates municipal, intercity and charter buses, as well as ambulances. In October 1997, Laidlaw acquired Greyhound Canada Transportation Corp., which is unrelated to Greyhound. The Greyhound Canada acquisition significantly expanded Laidlaw's intercity bus operations.

Laidlaw has pursued a strategy of acquiring companies to expand its transportation businesses, and considered Greyhound as a potential acquisition candidate for some time. Laidlaw's interest in acquiring Greyhound increased following its acquisition of Greyhound Canada. At meetings of the Laidlaw Board held in January and April 1998, James R. Bullock, Laidlaw's President and Chief Executive Officer, reviewed with the Laidlaw Board several transportation companies, including Greyhound, as potential acquisition candidates. Prior to initiating discussions with Greyhound, Laidlaw purchased 1.4 million shares of Greyhound common stock in open-market transactions.

Greyhound's business is capital intensive and Greyhound has pursued a growth-oriented strategy, including acquisitions, since its reorganization in 1994. From time to time, representatives of Greyhound have considered various acquisitions, joint ventures, recapitalizations, business combination transactions and other strategic alternatives intended to further its growth strategy and to maximize stockholder value, and had discussions with representatives of other companies relating to the foregoing. While Greyhound was not pursuing a business combination transaction or sale of Greyhound at the time Laidlaw initiated discussions with Greyhound, the Greyhound Board was willing to consider such a transaction if it appeared to be in the best interests of Greyhound and its stockholders.

On May 21, 1998, Mr. Bullock and Craig R. Lentzsch, Greyhound's President and Chief Executive Officer, met at Mr. Bullock's request for the stated purpose of exchanging views on the intercity bus transportation industry. At that meeting, Mr. Bullock also indicated to Mr. Lentzsch that Laidlaw desired to explore a possible business combination transaction with Greyhound. However, Mr. Bullock did not indicate a proposed price or form of consideration, although he did indicate that he contemplated a transaction structure in which Laidlaw common shares would be used for all or a substantial part of the consideration. Mr. Lentzsch informed Mr. Bullock that, while Greyhound was not for sale, he would discuss Mr. Bullock's indication of interest with Thomas G. Plaskett, the Chairman of the Board of Greyhound.

From time to time over the next several weeks, Messrs. Lentzsch and Plaskett discussed the possibility of entering into discussions with Laidlaw regarding a possible business combination transaction. They also had informal discussions with the members of the Executive Committee of the Greyhound Board in this regard. A committee of the Greyhound Board was then formed to consider any proposal that Laidlaw might make. The members of the Greyhound Board Committee were Mr. Plaskett, A.A. Meitz and Stephen M. Peck, each of whom is a non-employee director of Greyhound and was believed to have experience and expertise that could be useful in considering a possible business combination transaction. After discussions among the Greyhound Board Committee members, Greyhound retained Bear Stearns to serve as Greyhound's financial advisor and Jones, Day, Reavis & Pogue to act as Greyhound's legal advisor in connection with the matter.

Messrs. Lentzsch and Bullock spoke by telephone on a number of occasions following their initial meeting in May 1998. On June 26, 1998, Mr. Bullock and other senior management personnel of Laidlaw met with the members of the Greyhound Board Committee, Mr. Lentzsch and other senior management personnel of Greyhound to review their respective businesses and strategic plans. The two companies' representatives also discussed, in general terms, the manner by which the two companies could be combined, although no specific terms of such a transaction were proposed at this meeting. However, Mr. Bullock continued to suggest consideration of a transaction using Laidlaw common shares for all or part of the consideration.

The Greyhound Board met on June 29, 1998. At this meeting, the members of the Greyhound Board Committee and Mr. Lentzsch reviewed the discussions to date with Laidlaw. It was the consensus of the Greyhound Board that a possible business combination transaction with Laidlaw should continue to be explored.

The parties entered into a confidentiality agreement and, over the course of the next six weeks, representatives of the parties exchanged financial and operating information relating to their respective businesses. During that period, the members of the Greyhound Board Committee were kept apprised of the status of the discussions between Greyhound and Laidlaw. In light of, among other factors, the increasing volatility of the securities markets, it was the consensus of the Greyhound Board Committee that it would be preferable for the consideration in any such transaction to be cash, or if Laidlaw common shares were used, that the transaction be structured so that Greyhound stockholders would be protected against declines in stock market prices to the extent reasonably possible.

The Laidlaw Board met on July 9, 1998. At this meeting, Mr. Bullock reviewed with the Laidlaw Board the status of discussions with Greyhound. The Laidlaw Board agreed that Mr. Bullock should continue his discussions with Greyhound's representatives.

On August 13, 1998, Messrs. Plaskett and Lentzsch met with Mr. Bullock. Following a general discussion of recent events, including a U.S. tax court decision adverse to Laidlaw that had received substantial coverage in the financial media, Mr. Bullock outlined a possible business combination transaction involving the conversion of each share of Greyhound common stock into two-thirds of a Laidlaw common share. Laidlaw common shares were trading at $9 5/16 per share at that time (based on the closing sale price on August 12, 1998), making the implied value of Mr. Bullock's indication $6.21 per share of Greyhound common stock. The closing sales price of the Greyhound common stock on August 12, 1998 was $4 13/16. Messrs. Plaskett and Lentzsch indicated that they did not believe the Greyhound Board would be willing to continue to pursue discussions of a possible business combination transaction on the terms indicated by Mr. Bullock in light of, among other factors, the implicit value of the transaction to Greyhound's stockholders as well as the recent volatility in the market price for Laidlaw common shares, in part attributable to the adverse U.S. tax court decision and in the securities markets generally. Mr. Bullock indicated that he would consider the matter further.

On September 8, 1998, Messrs. Bullock, Lentzsch and Plaskett and other representatives of Laidlaw and Greyhound, including representatives of Bear Stearns, Jones Day and Laidlaw's financial advisor, Merrill Lynch, met to determine whether there was a substantial basis to continue discussions of a possible business combination transaction involving Laidlaw and Greyhound. In that meeting, Mr. Bullock initially indicated a stock-for-stock transaction with a value of $6.00 to $7.00 per share of Greyhound common stock. After further negotiations, he modified his indication to provide for a transaction valued at $7.00 per share of Greyhound common stock in cash, with Laidlaw having the option to pay up to $4.00 of the purchase price with Laidlaw common shares. In response to

Greyhound's continued desire for a transaction structured to preserve the dollar value of the transaction to the extent reasonably practicable, after discussing various alternatives, Laidlaw's representatives proposed, in principle, the following structure:

   - Laidlaw would be required to announce whether it intended to pay any portion of the merger consideration with Laidlaw common shares at least five trading days prior to the meeting of Greyhound stockholders to be called to vote on the transaction;

   - the Laidlaw common shares would be valued based on the weighted average sale price of the Laidlaw common shares for the five trading days immediately prior to the fifth trading day before such stockholder meeting;

   - the transaction would close promptly after the vote of the Greyhound stockholders; and

   - the transaction would be taxable to Greyhound stockholders for U.S. federal income tax purposes regardless of whether Laidlaw elected to pay a portion of the merger consideration in Laidlaw common shares.

With regard to the taxable nature of the proposed transaction, Laidlaw's representatives indicated that a tax-free structure would require that Laidlaw substantially reduce the stated value of the merger consideration because of the adverse effect that a tax-free transaction would have on the post-merger value of the transaction to Laidlaw. The structure also was responsive to concerns expressed by Messrs. Plaskett and Lentzsch at the August 13, 1998 meeting with Mr. Bullock that they believed that the Greyhound Board would prefer a structure in which the risk that the transaction consideration would materially decline in value between the time of announcement and completion of a transaction was minimized. Messrs. Plaskett and Lentzsch indicated at the September 8th meeting that they would be willing to review Laidlaw's proposal with the Greyhound Board Committee and the parties agreed to continue with their respective due diligence investigations and consideration of a possible business combination transaction.

Over the succeeding four weeks, representatives of Greyhound and Laidlaw met, in person and by telephone, to exchange additional information, to carry out due diligence reviews and to negotiate the terms of the merger agreement.


At its regularly scheduled meeting on September 15, 1998, the Greyhound Board reviewed the status of the discussions between Greyhound and Laidlaw. At this meeting, representatives of Bear Stearns made a presentation regarding the financial analysis they had performed to date with respect to a possible business combination transaction with Laidlaw. Bear Stearns' presentation also included a review of the proposed transaction with Laidlaw, a review of Greyhound's financial results over the past several years as well as the recent market performance of the Greyhound common stock and a discussion of its views of Greyhound's potential opportunities and challenges. At the conclusion of this meeting, the Greyhound Board authorized continued discussions with Laidlaw.


On September 30, 1998, the Laidlaw Board met to review the status of the discussions between Laidlaw and Greyhound. Mr. Bullock reviewed the results of ongoing due diligence investigations and the financial aspects of a possible transaction. The Laidlaw Board authorized Mr. Bullock to continue the discussions with Greyhound.

On October 9, 1998, Messrs. Bullock, Plaskett and Lentzsch met at Mr. Bullock's request. Mr. Bullock informed Messrs. Plaskett and Lentzsch that, due to the continuing volatility in the equity and debt markets, as well as recent changes in the outlook for the economy generally, he no longer believed that the Laidlaw Board would support a proposal to acquire Greyhound valued at $7.00 per share of Greyhound common stock. At that time, Greyhound common stock was trading at $3 5/8. Mr. Bullock indicated that he believed that the Laidlaw Board probably would support a proposal valued at $6.00 per share of Greyhound common stock, so long as it was structured along the lines indicated by Mr. Bullock in the September 8, 1998 meeting. Messrs. Lentzsch and Plaskett indicated to Mr. Bullock that they did not believe the Greyhound Board would approve a transaction at that price level, but that some reduction from the $7.00 price might be possible. Messrs. Bullock, Plaskett and Lentzsch agreed to further consider the matter.

On October 11, 1998, Messrs. Bullock and Lentzsch again discussed a possible business combination transaction. In that discussion, Mr. Lentzsch indicated that, based on discussions with the members of the Greyhound Board Committee and Mr. Plaskett's discussions with other Greyhound Board members, he believed that the Greyhound Board Committee and the Greyhound Board might support a transaction valued at $6.50 per share of Greyhound common stock, but that he personally would not recommend a transaction at a lower price. Mr. Bullock indicated that he was not certain what the Laidlaw Board would decide on this issue, but indicated that he would discuss the transaction with the Laidlaw Board and, if authorized, would make a definitive proposal following a Laidlaw Board meeting scheduled for October 14, 1998. Mr. Lentzsch inferred from the conversation that Mr. Bullock personally would support a transaction at $6.50 per share of Greyhound common stock, but it was unclear whether the Laidlaw Board would authorize a transaction at that valuation.

The Greyhound Board Committee and Mr. Lentzsch considered the alternatives that might be available to Greyhound in light of the indication by Mr. Bullock that Laidlaw would only be willing to proceed at a price lower than its original indication of $7.00 per share. The principal alternatives considered were the continued pursuit of Greyhound's business plan as an independent company and the initiation of discussions with other parties. It was the consensus of the Greyhound Board Committee and Greyhound's senior management that the continued pursuit of a possible business combination transaction would be desirable in light of Greyhound's substantial capital requirements and the recent deterioration of the capital markets. Given the nature of Greyhound's business, it was believed that the universe of potential parties that would be willing to consider a potential transaction with Greyhound was relatively limited and that Laidlaw was likely to be the best potential buyer for Greyhound in light of, among other factors, its ownership of Greyhound Canada and its school bus business, which created possible synergies in a merger with Greyhound. The Greyhound Board Committee and senior management of Greyhound also believed that it was unlikely that another strategic partner would be willing to pursue a business combination transaction on terms superior to those believed to be available from Laidlaw. In this regard, in early October 1998, representatives of another transportation company had indicated a preliminary interest in pursuing discussions regarding a possible business combination transaction with Greyhound, but had not received any confidential information relating to Greyhound. In addition, representatives of the other party had indicated a price range substantially below the $7.00 per share of Greyhound common stock price indicated by Laidlaw and below the $6.50 price which, based on discussions on October 8th and 11th, Greyhound believed would ultimately be proposed by Laidlaw. The preliminary discussion with this party did not address whether the consideration would be paid in cash, stock or some combination of cash and stock. Based on the fact that this other transportation company does not have operations in North America and management's assessment of its financial condition, it was the consensus of the Greyhound Board Committee and Greyhound's senior management that the other party did not have sufficient synergies and sources of low-cost capital to make reasonably possible a proposal with a value greater than that indicated by Laidlaw and that, if Greyhound were to pursue substantive discussions with that party, there was a substantial risk that the discussions with Laidlaw would be adversely affected. Accordingly, it was the consensus of the Greyhound Board Committee and Greyhound's senior management not to pursue discussions with the other party until the negotiations with Laidlaw were concluded.

In order to prepare for the possibility of receiving a definitive proposal from Laidlaw, on October 13, 1998, the Greyhound Board held a special meeting in which certain members of Greyhound's senior management as well as representatives of Bear Stearns and Jones Day participated. The discussions at this meeting were wide-ranging and extensive, and included the following:

   - a review by Greyhound's senior management of the recent discussions with representatives of Laidlaw;

   - a presentation by representatives of Bear Stearns regarding the equity and debt markets generally; and

   - presentations by Greyhound's senior management of the effects of the capital markets and economic conditions generally on Greyhound's financial condition and future prospects, as well as its potential impact on Greyhound's ability to meet its current business plan.

In that regard, representatives of Bear Stearns commented on the recent volatility in the capital markets generally and specifically the debt markets for non-investment grade borrowers such as Greyhound. Representatives of Greyhound's management advised the Greyhound Board of its views on the impact of these market conditions on Greyhound's ongoing bus financing program. It was the consensus of the Greyhound Board that if these market conditions were to exist for any significant period of time, there was a risk that Greyhound would be unable to meet its business plan.

Representatives of Bear Stearns also reviewed, at the request of the Greyhound Board, Bear Stearns' analysis of a possible transaction involving Laidlaw as more fully described below under "The Merger -- Opinion of Greyhound's Financial Advisor." The Greyhound Board also considered other strategic alternatives available to Greyhound, including continuing to pursue its strategic plan as an independent company, as well as pursuing merger discussions with other potential parties. Following further discussion, the Greyhound Board agreed to meet again on October 15, 1998, Mr. Bullock having indicated to Mr. Lentzsch that the Laidlaw Board was expected to consider the matter by October 14, 1998.

On October 14, 1998, the Laidlaw Board authorized Mr. Bullock to propose a business combination transaction with Greyhound in which each share of Greyhound common stock would be converted into $6.50 in cash, with Laidlaw having an option to pay up to $4.00 in Laidlaw common shares on the basis previously proposed by Laidlaw, and with the Greyhound preferred stock receiving the same consideration as the Greyhound common stock multiplied by the then-current conversion ratio for the Greyhound preferred stock. Following the Laidlaw Board meeting, Mr. Bullock informed Mr. Lentzsch of the proposal. Mr. Lentzsch informed Mr. Bullock that Laidlaw's proposal would be considered by the Greyhound Board the next day.

The Greyhound Board met on October 15, 1998, to review Laidlaw's proposal with the assistance of Greyhound's senior management and Greyhound's financial and legal advisors, Bear Stearns and Jones Day. All members of the Greyhound Board were present at the meeting, except for one director who, due to prior commitments, was able to participate by telephone in only a portion of the meeting.

At the October 15, 1998 meeting, the Greyhound Board received presentations and discussed various matters, including:

   - a review by Greyhound's senior management of the course of the discussions with Laidlaw and other matters pertaining to the proposed merger, including the due diligence reviews that had been undertaken and management's perspective on Laidlaw's ability to finance the merger;

   - a review by Greyhound's senior management of its views as to Greyhound's business, financial condition, results of operations and prospects;

   - a presentation by Bear Stearns regarding its financial analysis of the proposed merger, including an analysis of Laidlaw;

   - a presentation by representatives of Jones Day regarding the duties of directors in this context; and

   - a presentation by representatives of Jones Day regarding the terms of the draft merger agreement and related documentation, including the so-called no-shop and break-up fee provisions and the provisions in the draft merger agreement and other aspects of the transaction in which members of the Greyhound Board or management could be said to have interests that were different from or in addition to the interests of Greyhound stockholders generally (see "The Merger -- Interests of Certain Persons in the Merger").

The Greyhound Board also received a presentation from representatives of Jones Day regarding such firm's review of a U.S. tax case decided in June 1998 adverse to Laidlaw. The review was primarily based on Jones Day's examination of the court filings in the litigation, Laidlaw's public filings relating to the matter and discussions with Laidlaw's representatives. Jones Day's presentation involved a review of the factual circumstances giving rise to the litigation, the positions of the parties in the litigation, the adverse U.S. tax court decision and the current status of the litigation.


The Greyhound Board then discussed the proposed transaction in detail. At the conclusion of the discussions, a representative of Bear Stearns orally informed the Greyhound Board, which oral advice was subsequently confirmed in writing, that, in Bear Stearns' opinion, the consideration to be received by the Greyhound stockholders in the merger was fair to the Greyhound common and preferred stockholders from a financial point of view. At that point, the representatives from Bear Stearns and Jones Day were excused from the meeting and the Greyhound Board further discussed the possible transaction. Thereafter, the Greyhound Board, by unanimous vote of all directors present (one non-employee director being absent from the portion of the meeting at which the vote was taken), approved the merger agreement and the transactions contemplated thereby. The Greyhound Board is comprised of nine directors, only one of which is employed at Greyhound.


The Laidlaw Board approved the merger agreement on October 16, 1998. Thereafter, the merger agreement was finalized and executed and the transaction was publicly announced prior to the commencement of trading on October 19, 1998.

Following the public announcement of the merger, lawsuits were filed by certain persons that purport to be Greyhound stockholders on behalf of themselves and certain other Greyhound stockholders. In these lawsuits, the plaintiffs allege, among other things, that certain provisions of the merger agreement violate Delaware law and that the Greyhound Board breached its fiduciary duties in approving the merger. See "The Merger -- Certain Litigation."

Following the announcement of the proposed merger, certain holders of Greyhound preferred stock contacted representatives of both Greyhound and Laidlaw requesting that the merger agreement be modified to permit the Greyhound preferred stock to remain outstanding in the merger. While both Laidlaw and Greyhound believe that the treatment of the Greyhound preferred stock originally proposed was in accordance with the terms thereof and applicable law, the parties were willing to modify the merger agreement to permit the Greyhound preferred stock to remain outstanding following the merger. Inasmuch as such modification did not adversely affect the common stockholders of either Greyhound or Laidlaw, the modification was approved and publicly announced on November 5, 1998. In connection with the approval of the modification of the merger agreement, Bear Stearns reissued its opinion as of October 16, 1998 relating to the fairness, from a financial point of view, of the merger consideration to the Greyhound stockholders.

On January 26, 1999, Laidlaw irrevocably waived its right to pay a portion of the merger consideration with Laidlaw common shares. As a result, the merger consideration will be paid entirely in cash.

GREYHOUND'S REASONS FOR THE MERGER

The Greyhound Board has, by the unanimous vote of all directors present (one director being absent from the Greyhound Board meeting at which the merger agreement was approved), determined that the merger is fair to and in the best interests of Greyhound and its stockholders. Accordingly, the Greyhound Board approved the merger agreement and recommended that the Greyhound stockholders adopt the merger agreement. Prior to approving the merger, the Greyhound Board considered the following factors that it considered material:

   - Greyhound's business plan as an independent company in the context of its assessment of Greyhound's business, operations, financial position, personnel and prospects;

   - the possible difficulties in continuing to increase Greyhound's revenues and earnings if Greyhound were to remain independent as a result of a number of factors, including Greyhound's ability to continue funding its capital expenditure requirements and acquisitions on favorable terms;

   - presentations by, and discussions with, senior management of Greyhound and representatives of Bear Stearns and Jones Day regarding the terms of the merger agreement and the results of the due diligence review of Laidlaw conducted by Greyhound's management, Bear Stearns and Jones Day;

   - the advice of Bear Stearns described below under "Opinion of Greyhound's Financial Advisor" and its oral opinion (which was subsequently confirmed in writing) to the effect that the merger consideration is fair to the Greyhound common and preferred stockholders from a financial point of view;

   - that the merger consideration to be received by holders of Greyhound common stock was (a) 92.6% higher than the lowest closing sale price of the Greyhound common stock over the prior 12-month period, (b) 1.0% higher than the highest closing sale price of the Greyhound common stock over the prior 12-month period, and (c) 49% higher than the closing sale price of the Greyhound common stock at the close of business on October 14, 1998;

   - that the merger would be a taxable transaction to the holders of Greyhound common stock and that at least $2.50 of the per share merger consideration would be paid in cash which could be used to satisfy all or some portion of any tax liability resulting from the merger;

   - that the merger agreement does not prohibit Greyhound from participating in discussions or negotiations with, or furnishing information (pursuant to a confidentiality agreement) to, any person or entity if the Greyhound Board concludes (after consultation with its financial advisor) that such person or entity has made or is reasonably likely to make a bona fide proposal for a transaction which it believes may be more favorable than the merger from a financial point of view (a "Superior Proposal");

   - the ability of the Greyhound Board to terminate the merger agreement upon payment of the Termination Fee if the Greyhound Board decides to approve a Superior Proposal;

   - the financial condition of Laidlaw and the ability of Laidlaw to complete the merger in a timely manner; and

   - the regulatory approvals required in connection with the merger, including that receipt of STB approval was not a condition to the obligations of Laidlaw or Greyhound to complete the merger.

In addition, the Greyhound Board also considered that under the terms of the merger agreement as originally negotiated Laidlaw would have had the option (which it subsequently waived) to pay a significant part of the merger consideration with Laidlaw common shares. Accordingly, the Greyhound Board considered the following additional factors, assuming Laidlaw paid part of the merger consideration with Laidlaw common shares:

   - the business, operations, financial position, personnel and prospects of Laidlaw;

   - the merger would enable the Greyhound stockholders to own shares in Laidlaw, which is a company with more diverse businesses than those of Greyhound. At the same time, ownership of Laidlaw common shares would afford Greyhound stockholders the opportunity to continue to participate in the long-term growth and appreciation of the bus transportation business;

   - the trading volume of Laidlaw common shares, which would provide Greyhound stockholders with greater liquidity in their investment than they have had with their shares of Greyhound common stock;

   -   the fit between the respective businesses of Greyhound and Laidlaw;

   - the potential for cost savings from combining Greyhound with Laidlaw, which the Greyhound Board believes would have a favorable impact on the long-term value for the holders of Laidlaw common shares;

   - certain risks associated with Laidlaw and the merger, including an adverse U.S. tax court decision against Laidlaw and its possible effect on Laidlaw's future earnings; and

   - the historical trading prices of Laidlaw common shares and in that regard the Greyhound Board noted that the Laidlaw common shares were then trading substantially below its 52-week high.

In light of the Greyhound Board's knowledge of the business and operations of Greyhound and its business judgment, the Greyhound Board considered and evaluated each of the factors listed above during the course of its deliberations prior to approving the merger agreement. Each of the factors listed above was believed by the Greyhound Board to support the decision to adopt the merger agreement, except for the factor relating to the taxable nature of the merger, which was specifically negotiated in connection with the transaction. In view of the wide variety of factors considered in connection with its evaluation of the merger, the Greyhound Board found it impracticable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determinations.

After considering all of the foregoing factors, the Greyhound Board concluded that the merger is fair to and in the best interests of Greyhound and its stockholders. The Greyhound Board believes that the factors listed above, when considered together, support the fairness of the merger to Greyhound and its stockholders. THE GREYHOUND BOARD BELIEVES THAT SUCH FACTORS SUPPORT ITS RECOMMENDATION THAT THE GREYHOUND STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

OPINION OF GREYHOUND'S FINANCIAL ADVISOR

Greyhound retained Bear Stearns to act as its exclusive financial advisor and to render an opinion to the Greyhound Board as to the fairness of the merger consideration, from a financial point of view, to the Greyhound stockholders. Bear Stearns is an internationally recognized investment banking firm that has previously provided investment banking services to Greyhound and Laidlaw and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and other purposes.

At the Greyhound Board meeting held on October 15, 1998, Bear Stearns presented its analysis of the merger. Bear Stearns subsequently delivered its written opinion to the Greyhound Board dated as of October 16, 1998 to the effect that, as of such date, the merger consideration was fair, from a financial point of view, to the Greyhound stockholders.

The full text of the Bear Stearns opinion is attached as Appendix B to this Proxy Statement. The Bear Stearns opinion is intended for the benefit and use of the Greyhound Board in its evaluation of the merger. Greyhound stockholders are urged to, and should, read the Bear Stearns opinion carefully in its entirety in conjunction with this Proxy Statement for the assumptions made, matters considered and limits of the review by Bear Stearns. The Bear Stearns opinion addresses only the fairness of the merger consideration, from a financial point of view, to the Greyhound stockholders and does not constitute a recommendation to the Greyhound Board or to any Greyhound stockholder as to how to vote in connection with the merger. The Bear Stearns opinion does not address Greyhound's underlying business decision to pursue the merger. The summary of the Bear Stearns opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

In rendering its fairness opinion, Bear Stearns met with certain members of the senior management of each of Greyhound and Laidlaw to discuss the respective operations, historical financial statements and future prospects of each company. In addition, Bear Stearns reviewed the following:

   -   the merger agreement;

   - Greyhound's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 through 1997, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

   - certain operating and financial information relating to Greyhound's business and prospects, including internal financial projections, provided to Bear Stearns and reviewed for Bear Stearns by Greyhound's management;


   - Laidlaw's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended August 31, 1995 through 1997, its Quarterly Reports on Form 10-Q for the quarters ended November 30, 1997, February 28, 1998 and May 31, 1998, and a draft of its consolidated financial statements for the fiscal year ended August 31, 1998;

   - certain operating and financial information relating to Laidlaw's business and prospects, including internal financial projections, provided to Bear Stearns and reviewed for Bear Stearns by Laidlaw's management;

   - the historical prices and trading volumes of the Greyhound common stock and Laidlaw common shares;

   - publicly available financial data, stock market performance data and valuation parameters of companies which Bear Stearns deemed generally comparable to Greyhound and Laidlaw; and

   - the financial terms of recent acquisitions of companies which Bear Stearns deemed generally comparable to the merger.

Bear Stearns also conducted such other studies, analyses, inquiries and investigations that it deemed appropriate in connection with rendering its fairness opinion.


In the course of its review, Bear Stearns relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial and other information (including estimates and projections) provided to, discussed with, or reviewed by or for Bear Stearns by Greyhound and Laidlaw or publicly available for purposes of its opinion, including the adequacy of Laidlaw's reserves relating to loss contingencies. Bear Stearns further relied upon the assurances of senior management of both Greyhound and Laidlaw that they were unaware of any facts that would make the information, estimates and projections provided to, discussed with, or reviewed by or for Bear Stearns incomplete, inaccurate or misleading. With respect to Greyhound's and Laidlaw's internal financial projections and estimates of potential synergies that could be achieved upon consummation of the merger, Bear Stearns assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior managements of Greyhound and Laidlaw as to the expected future performance of Greyhound and Laidlaw. Bear Stearns expressed no view as to such information, or the assumptions on which they were based. For purposes of rendering its opinion, Bear Stearns further assumed, based on statements made by Laidlaw in its public reports filed with the SEC, that the U.S. tax court decision adverse to Laidlaw would not have a material adverse effect on Laidlaw's financial condition, results of operations, business or prospects. In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities of Greyhound or Laidlaw, nor had Bear Stearns been furnished with any such appraisals. For purposes of rendering its opinion, Bear Stearns assumed, in all respects material to its analysis, that the merger will be consummated substantially in accordance with the terms set forth in the merger agreement, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and all conditions to the consummation of the merger will be satisfied without waiver by either Greyhound or Laidlaw. Bear Stearns did not express any opinion as to the price or range of prices at which the Laidlaw common shares may trade following the merger. The Bear Stearns opinion is necessarily based on economic, market and other conditions, and the information made available to it, as of October 16, 1998, except with respect to the merger agreement which was amended and restated as of November 5, 1998.


The following is a brief summary of all the material financial analyses used by Bear Stearns in connection with rendering its opinion to the Greyhound Board.

STOCK TRADING HISTORY. Bear Stearns reviewed the historical market prices and trading volumes of Greyhound common stock and Laidlaw common shares during the 12-month period prior to the delivery of the Bear Stearns opinion. Bear Stearns observed that the merger consideration to be received by the holders of Greyhound common stock represents the following premiums to selected closing prices of Greyhound common stock during the prior 12 months:

                                                           PREMIUM TO:
                             -----------------------------------------------------------------------
                             OCTOBER 13, 1998   LOWEST TRAILING 12 MONTH   HIGHEST TRAILING 12 MONTH
                              CLOSING PRICE          CLOSING PRICE               CLOSING PRICE
                             ----------------   ------------------------   -------------------------
Merger Consideration.......        62.5%                  92.6%                 1.0%

COMPARABLE COMPANY ANALYSIS. Bear Stearns reviewed and compared the financial and stock market performance of Greyhound to the financial and stock market performance of certain publicly-traded companies in the surface transportation industry that Bear Stearns believed were generally comparable to Greyhound (the "Comparable Companies"). The Comparable Companies included Laidlaw, Coach USA, Inc. ("Coach USA") and Ryder System, Inc. ("Ryder"). Bear Stearns also reviewed and compared similar data for a composite of six regional airline companies (the "Regional Airlines") including ASA Holdings, Inc., Comair Holdings, Inc., Mesa Air Group, Inc., Mesaba Holdings, Inc., Midwest Express Holdings, Inc. and SkyWest, Inc. While no group is directly comparable to Greyhound, regional airlines were included given that (a) they are a transportation-related industry with certain operating characteristics consistent with those of Greyhound, (b) in certain markets they compete with Greyhound and (c) their financial performance is impacted by many of the same macroeconomic factors that impact Greyhound. For each of the Comparable Companies and the Regional Airlines, Bear Stearns reviewed certain publicly available financial data, including revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), net income and earnings per share ("EPS") over various time periods as well as certain valuation statistics, financial ratios, published earnings estimates for 1998 and 1999 and stock market information.

For each of the Comparable Companies and the Regional Airlines composite, Bear Stearns calculated the ratio of their equity value plus debt less cash and cash equivalents ("Enterprise Value") as of October 13, 1998 to their respective EBITDA during the most recent last 12-month period ("LTM") and the ratios of their stock prices as of October 13, 1998 to their respective LTM earnings per share and projected 1998 and 1999 earnings per share. As shown in the table below, Bear Stearns observed that the merger consideration produced multiples that exceeded the trading multiples of the Comparable Companies and the Regional Airlines composite.

                          ENTERPRISE VALUE/       PRICE/LTM            PRICE/1998           PRICE/1999
                             LTM EBITDA       EARNINGS PER SHARE   EARNINGS PER SHARE   EARNINGS PER SHARE
                          -----------------   ------------------   ------------------   ------------------
Laidlaw.................        6.7x                12.0x                11.5x                   10.4x
Coach USA...............        5.9x                 9.5x                 7.9x                    6.3x
Ryder...................        4.0x                10.2x                 9.6x                    8.1x
Regional Airlines
  composite.............        5.5x                12.0x                11.2x                    9.4x
Merger Consideration....        9.5x                   NM                72.2x(1)          21.0x-40.6x(2)

---------------

(1) Fully-taxed earnings per share.

(2) Depending on assumed underlying management forecast.

Bear Stearns chose the Comparable Companies and Regional Airlines because they have general business, operating and financial characteristics similar to those of Greyhound. However, Bear Stearns noted that no company used in the foregoing analysis is identical to Greyhound. Accordingly, Bear Stearns did not rely solely on the mathematical results of the analysis, but also made qualitative judgments concerning differences in financial and operating characteristics of Greyhound, the Comparable Companies and the Regional Airlines that could affect the values of each.

PRESENT VALUE OF HYPOTHETICAL STOCK PRICE ANALYSIS. Bear Stearns performed an analysis of what a share of Greyhound common stock could be worth in the future if Greyhound continued to operate as a stand-alone entity. Bear Stearns used Greyhound's projected earnings per share for 2000 through 2002 based on two financial scenarios provided by management. Bear Stearns applied a range of assumed future price/earnings multiples based on the trading ranges of the Comparable Companies and Regional Airlines. The resulting hypothetical future stock prices were then discounted back to the present using a discount rate of 14.5%, reflecting Bear Stearns' estimate of Greyhound's cost of equity. As shown in the following table, the analysis yielded a range of values of $1.98 to $6.53 per share, and Bear Stearns observed that the merger consideration was at the upper end of this range.

                                                                      RANGE
                                                              ----------------------
Price/Earnings Multiple Assumption..........................   9.0x    --      13.0x
Implied Equity Value per Share..............................  $1.98    --     $ 6.53

COMPARABLE ACQUISITION ANALYSIS. Bear Stearns reviewed certain publicly-available financial information related to seven merger and acquisition transactions completed in the passenger services industry that it deemed generally comparable to the merger (the "Comparable Transactions"). Of these seven transactions, financial data was publicly available for the following five transactions (acquired company/acquiring company): Greyhound Canada Transportation Corp./Laidlaw, Valley Transit Co./ Greyhound, Carolina Coach Company/Greyhound, 6 transportation companies/Coach USA (August, 1996) and 6 transportation companies/Coach USA (founding transactions). For each of these five transactions, Bear Stearns reviewed certain publicly available financial information for the acquired companies including revenue, EBITDA, EBIT and certain valuation statistics. As shown in the table below, Bear Stearns compared such results and observed that the merger consideration produced multiples that compare favorably to the results of the Comparable Transactions analysis.

                                           ENTERPRISE VALUE/   ENTERPRISE VALUE/   ENTERPRISE VALUE/
                                             LTM REVENUES         LTM EBITDA           LTM EBIT
                                           -----------------   -----------------   -----------------
Comparable Transactions Harmonic Mean....        1.53x               6.6x                 9.6x
Comparable Transactions Low..............        1.09x               4.9x                 8.3x
Comparable Transactions High.............        2.24x               8.5x                12.9x
Merger Consideration.....................        0.93x               9.5x                16.4x

Bear Stearns noted that no transaction used in the foregoing analysis is identical to the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves a number of considerations and judgments concerning differences in financial and operating characteristics of the companies and the Comparable Transactions and other factors that could affect the value of the companies or transactions to which Greyhound or the merger are being compared.

DISCOUNTED CASH FLOW ANALYSIS. Bear Stearns performed a discounted cash flow analysis of Greyhound based upon financial projections prepared by Greyhound's management for the fiscal years ending December 31, 1999 through December 31, 2002. Using a range of discount rates reflecting Bear Stearns' estimate of Greyhound's weighted average after-tax cost of capital, Bear Stearns calculated the present value of the projected Free Cash Flows (as defined below) for each of the fiscal years ending December 31, 1999 through 2002, the present value of the terminal value (the "Terminal Value") of Greyhound at December 31, 2002 and the present value of expected tax savings from Greyhound's available tax net operating loss carryforwards. As used in Bear Stearns' analysis, "Free Cash Flow" means, for each fiscal year, earnings before interest and taxes, less estimated taxes, plus depreciation and amortization, less capital expenditures and less incremental working capital requirements. The Terminal Value was computed by applying a range of assumed growth rates of Free Cash Flow into perpetuity. The following table shows the assumed range of perpetual growth rates and discount rates, as well as the range of terminal multiples of 2002 EBITDA and multiples of 2002 net income that are implied by the range of equity values determined in this analysis.

                                                                      RANGE
                                                              ---------------------
Discount Rate Assumption....................................   11.5%    --    10.5%
Perpetual Growth Rate of Free Cash Flow Assumption..........    1.5%    --     2.5%
Implied Terminal 2002 EBITDA Multiple.......................    4.2x    --     5.9x
Implied Terminal 2002 Net Income Multiple...................   11.7x    --    20.4x
Implied Equity Value per Share..............................  $ 2.57    --   $ 6.83

To calculate the aggregate net present value of the equity of Greyhound, Bear Stearns subtracted total debt minus cash and cash equivalents of Greyhound from the sum of the present value of the projected Free Cash Flows, the present value of the Terminal Value and the present value of the expected tax savings from Greyhound's available tax net operating loss carryforwards. Based on this analysis and the assumptions set forth above, Bear Stearns calculated the implied equity value per fully diluted share of Greyhound Common Stock to be between $2.57 and $6.83 per share. Bear Stearns observed that the merger consideration was at the upper end of this value range.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the Bear Stearns opinion. In arriving at its opinion, Bear Stearns considered the results of all the analyses it performed. Such analyses were prepared solely for purposes of providing its opinion as to the fairness of the merger consideration, from a financial point of view, to the Greyhound stockholders and do not purport to be appraisals or necessarily indicate the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those results suggested by such analyses. As described above, the Bear Stearns opinion and Bear Stearns' presentation to the Greyhound Board were two of many factors taken into consideration by the Greyhound Board in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Bear Stearns in rendering its opinion.

In the ordinary course of business, Bear Stearns may actively trade the equity securities of Greyhound and Laidlaw for its own account and for the accounts of its customers and, accordingly, may, at any time, hold a long or short position in such securities.

Under the terms of a letter dated June 18, 1998, Greyhound paid Bear Stearns a retainer fee of $100,000 and paid Bear Stearns an additional fee of $100,000 at the time negotiations relating to the merger began. Greyhound has also paid Bear Stearns a fee of $1.0 million for rendering its opinion relating to the merger. Greyhound has also agreed to pay Bear Stearns a fee equal to 0.55% of the aggregate value of the merger, which includes the assumption of debt, capital leases and certain other liabilities. This fee is payable upon completion of the merger, against which all fees described above would be credited. Greyhound also agreed to reimburse Bear Stearns for its out-of-pocket expenses, including the reasonable fees and disbursements of counsel and to indemnify Bear Stearns and certain related persons against certain liabilities in connection with the engagement of Bear Stearns, including certain liabilities under the federal and state securities laws.

LAIDLAW'S REASONS FOR THE MERGER

The Laidlaw Board has unanimously determined that the merger is fair to and in the best interests of the holders of Laidlaw common shares. Accordingly, the Laidlaw Board approved the merger agreement. The Laidlaw Board considered a number of factors prior to approving the merger, including:

   - the merger is consistent with Laidlaw's long-term objective of delivering shareholder value by growth through acquisitions and internal growth;

   - the merger will provide entry into significant new geographic markets for Laidlaw's existing scheduled intercity bus transportation business, enhancing the value of the Canadian Greyhound business previously acquired by Laidlaw and Laidlaw's strategic objective of expanding this business;

   - the merger will add significant management expertise in Laidlaw's scheduled intercity bus transportation business; and

   - the combined company will have the potential to realize cost savings in administration, insurance and in purchasing supplies and equipment, as compared to the two companies continuing to operate separately.


CERTAIN PROJECTED FINANCIAL INFORMATION



In the course of the discussions described in "The Merger -- Background of the Merger," Greyhound provided Laidlaw with certain financial information. This information included financial projections prepared by Greyhound's management for 1998 through 2002 that was not publicly available. These projections were prepared in mid-1998 in the ordinary course of business for internal budgeting and planning purposes only and not with a view to public disclosure. Further, the projections were prepared assuming that Greyhound would remain an independent public company and did not take into account any of the potential effects of the merger, or the time and attention of management and other employees of Greyhound devoted to the negotiations and consummation of the merger during 1998 and 1999.

Stated as a range, the projections that were provided to Laidlaw are summarized below:



                                        1998(A)         1999           2000            2001            2002
                                      -----------   ------------   -------------   -------------   -------------
                                                       (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues............................   $853-$865     $933-$953      $990-$1,045    $1,025-$1,114   $1,081-$1,191
EBITDA..............................  $81.9-$84.1   $93.7-$104.3   $108.1-$131.7   $107.3-$144.6   $114.3-$163.1
Net income available to Greyhound
  common stockholders...............  $15.1-$40.0   $13.0-$19.0     $25.4-$38.2     $26.4-$46.9     $28.6-$56.4
Basic earnings per share............  $0.25-$0.67   $0.22-$0.32     $0.38-$0.58     $0.36-$0.64     $0.39-$0.77
Cash required for capital
  expenditures and acquisitions.....  $35.7-$52.8   $29.2-$54.1     $53.6-$80.8     $53.7-$84.0     $52.1-$60.8
Value of additional revenue
  equipment acquired under operating
  leases............................  $46.2-$53.3   $69.1-$69.1     $61.3-$61.3     $60.4-$60.4     $54.4-$54.4


---------------


(a) The lower end of the range for 1998 does not assume the recognition of the tax benefit related to prior years net operating losses which Greyhound subsequently recognized in the third quarter of 1998. The upper end of the range shown for 1998 reflects the recognition of the tax benefit.



A number of significant assumptions were used in preparing the projections. Greyhound believes the following were the material assumptions:



   - a sustained growth rate for the bus passenger business of between 3.9% and 8.6% annually;



   -   net income reported on a fully taxed basis beginning in 1999;



   - the conversion of the Greyhound preferred stock into 12.3 million shares of Greyhound common stock effective May 2000;



   - the completion of unidentified acquisitions representing $25 million in annualized revenue per acquisition for the projections at the upper end of the range in each of the years 1999 through 2001;



   - the availability of lease, debt and equity financing on terms acceptable to Greyhound on an ongoing basis in order to fund capital expenditures and acquisitions;



   -   no significant change in the existing competitive or economic conditions;
       and



   - the ability to recruit and retain drivers and other key personnel necessary to carry out its planned growth.



Greyhound understands that Laidlaw took into consideration historical fluctuations in Greyhound's results of operations in evaluating Greyhound's projections. Laidlaw reviewed these projections and developed its own internal projections based on the information about Greyhound available to Laidlaw, including information which was publicly available.



Greyhound's projections have been included in this Proxy Statement only because this information was provided to Laidlaw, which reviewed these projections when performing its analysis of the merger. As a matter of course, neither Greyhound nor Laidlaw makes public projections or forecasts of its anticipated financial position or results of operations. Accordingly, neither Greyhound nor Laidlaw anticipates that it will, and each of them disclaims any obligation to, provide updated projections, cause this information to be included in documents required to be filed with the SEC or otherwise make this information public (irrespective of whether Greyhound's projections, in light of events or developments that have occurred after the date Greyhound's projections were provided to Laidlaw or that may occur after the date of this Proxy Statement, cease to have a reasonable basis).



Greyhound's projections were not prepared with a view to public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants. Further, while presented with numerical specificity, Greyhound's projections were based upon a variety of assumptions relating to general economic conditions and the business of Greyhound which may not be realized and are subject to significant uncertainties and contingencies, many of which are beyond the control of Greyhound and Laidlaw. There can be no assurance that Greyhound's projections will be realized and actual results may vary materially from those shown. The inclusion of these projections in this Proxy Statement should not be regarded as an indication that Greyhound considers these projections to be an accurate prediction of future events. Furthermore, external factors, in addition to the proposed merger, continually change and as a result, if Greyhound's management were to prepare updated projections, those projections could vary substantially from those provided to Laidlaw.



Greyhound's projections should be evaluated in conjunction with Greyhound's historical financial statements and other information contained in reports filed with the SEC from time to time by Greyhound.


THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement. This summary is not a complete description of the terms and conditions of the merger agreement and is qualified in its entirety by reference to the full text of the merger agreement, a copy of which is attached as Appendix A to this Proxy Statement. Terms used in this section of this Proxy Statement with initial capital letters that are not otherwise defined in the Proxy Statement have the meaning given to those terms in the merger agreement.

THE MERGER. At the Effective Time, a subsidiary of Laidlaw, Laidlaw Acquisition Transit Corp., will be merged into Greyhound in accordance with the applicable provisions of the DGCL. Following the merger, Laidlaw will own all of the outstanding shares of Greyhound common stock.

Upon the satisfaction or waiver of all the conditions contained in the merger agreement (other than those to be satisfied at the closing), Greyhound and Laidlaw Acquisition will file the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL. The merger will become effective immediately upon filing of the Certificate of Merger or at such later time as is specified in the Certificate of Merger.

MERGER CONSIDERATION. At the Effective Time, as a result of the merger and without any action on the part of any stockholder:

   - each share of Greyhound common stock outstanding immediately prior to the Effective Time (other than those canceled by the terms of the merger agreement and any dissenting shares) will be converted into the right to receive $6.50 in cash;

   - each share of Greyhound common stock outstanding immediately prior to the Effective Time and owned by Greyhound or any Greyhound subsidiary or by Laidlaw, Laidlaw Acquisition or any other Laidlaw subsidiary will automatically be canceled and retired without the payment of any consideration;

   - each share of Greyhound preferred stock outstanding immediately prior to the Effective Time (other than any dissenting shares) will remain issued and outstanding and have the identical powers, preferences, rights, qualifications, limitations and restrictions as the Greyhound preferred stock had prior to the merger. Under the terms of the Greyhound preferred stock, following the merger, the Greyhound preferred stock will be convertible into the same merger consideration paid to the holders of Greyhound common stock multiplied by the number of shares of Greyhound common stock issuable upon conversion of one share of Greyhound preferred stock. Each share of Greyhound preferred stock is currently convertible into approximately 5.128 shares of Greyhound common stock, resulting in a post-merger conversion price per share of Greyhound preferred stock of $33.33; and

   - each share of common stock of Laidlaw Acquisition outstanding immediately prior to the Effective Time will be converted into and exchanged for one share of Greyhound common stock.

UNDER THE TERMS OF THE MERGER AGREEMENT, LAIDLAW HAD THE OPTION TO PAY UP TO $4.00 OF THE MERGER CONSIDERATION WITH LAIDLAW COMMON SHARES. HOWEVER, ON JANUARY 26, 1999 LAIDLAW IRREVOCABLY WAIVED ITS RIGHT TO PAY A PORTION OF THE MERGER CONSIDERATION WITH LAIDLAW COMMON SHARES. AS A RESULT, THE MERGER CONSIDERATION WILL BE PAID ENTIRELY IN CASH.

Laidlaw will designate a bank or trust company (the "Paying Agent") to act as the agent for the merger. The Paying Agent will receive the merger consideration from Laidlaw and distribute the cash merger consideration to each holder of Greyhound common stock after they have delivered their Greyhound common stock certificates along with a signed letter of transmittal to the Paying Agent.

DISSENTING SHARES. In the merger, the holders of Greyhound common stock and Greyhound preferred stock have appraisal rights under Section 262 of the DGCL ("Section 262"). If a Greyhound stockholder exercises his or her appraisal rights and complies with the requirements of Section 262 (a "Dissenting Stockholder"), the shares of Greyhound common stock owned by the Dissenting Stockholder will not be converted into the right to receive the merger consideration at the Effective Time. Instead, such Dissenting Stockholder will receive the appraised value of his or her shares of Greyhound common stock. The shares of Greyhound preferred stock owned by a Dissenting Stockholder will not remain outstanding following the merger. Instead, such Dissenting Stockholder will receive the appraised value of his or her Greyhound preferred stock. The shares of Greyhound common stock or Greyhound preferred stock owned by a Dissenting Stockholder are referred to as "Dissenting Shares." If, after the Effective Time, the Dissenting Stockholder fails to comply with the requirements of Section 262, the Dissenting Shares of such Dissenting Stockholder will be treated as shares of Greyhound common stock or Greyhound preferred stock, as the case may be, and will be converted into the right to receive the merger consideration in the case of the Greyhound common stock or will remain outstanding in the case of the Greyhound preferred stock. At the Effective Time, a Dissenting Stockholder will not have any rights (including voting rights and rights to dividends or distributions) with respect to his or her Dissenting Shares other than the rights provided by Section 262. For a summary of the requirements that a Greyhound stockholder must follow in order to exercise his or her appraisal rights, see "The Merger -- Appraisal Rights."

TREATMENT OF GREYHOUND STOCK OPTIONS. Greyhound will offer holders of a Greyhound stock option, whether or not the Greyhound stock option is exercisable, the right to cancel his or her Greyhound stock option in exchange for an amount in cash equal to $6.50 less the exercise price of the Greyhound stock option. In the event that any Greyhound stock option is not canceled prior to the Effective Time, that Greyhound stock option will remain outstanding under the terms of the applicable Greyhound stock option plan. This offer, however, will not be made with respect to

Greyhound stock options granted under the Union Option Plan. Instead, the effects of the merger on the Greyhound stock options granted under the Union Option Plan will be governed by the terms of the Union Option Plan.


REPRESENTATIONS AND WARRANTIES. The merger agreement contains various representations and warranties of the parties including their respective businesses and organizational documents, capital structure, authority to execute, deliver and perform their respective obligations under the merger agreement, required filings and consents, compliance with laws, filings with the SEC, absence of certain changes and events, undisclosed liabilities, litigation, employee benefit plans, labor matters, taxes, intellectual property and brokers.


The representations and warranties made by Greyhound and Laidlaw will not survive beyond the Effective Time or the termination of the merger agreement. However, if the merger is completed, Laidlaw's obligation to pay the merger consideration will survive the Effective Time indefinitely and the agreements relating to the treatment of the Greyhound stock options, indemnification and insurance and the continuation of certain Greyhound benefits will survive for the periods described in the merger agreement. If the merger agreement is terminated, the obligation, if any, of Greyhound to pay the Termination Fee will survive indefinitely.

CONSENTS, APPROVALS, AND FILINGS. Greyhound and Laidlaw are required to make all governmental filings necessary to complete the merger, including with the STB. Further, Greyhound and Laidlaw will obtain all consents, waivers, approvals, authorizations and orders that are necessary to complete the merger. Greyhound and Laidlaw have agreed to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary or advisable under applicable laws to complete the merger, including furnishing all information required to be included in any application or filing necessary to complete the merger. If final approval of the merger by the STB is not obtained prior to the special meeting, Laidlaw has agreed to enter into a voting trust or similar agreement in order to permit the completion of the merger before it receives final approval from the STB.

NO SOLICITATION. Greyhound has agreed that it will not and will not permit any of its subsidiaries or any of its or their officers, directors, employees, agents or representatives, to solicit or initiate any inquiries or proposals regarding or engage in negotiations or discussions concerning any merger, sale of substantial assets, sale of capital stock (including any tender offer) or other similar transaction involving Greyhound or its subsidiaries, other than the transactions contemplated by the merger agreement (an "Acquisition Proposal"). Greyhound has also agreed that it will not provide any nonpublic information relating to Greyhound or its subsidiaries to any person who is proposing an Acquisition Proposal, except as described below.

However, if the Greyhound Board concludes, after consultation with Bear Stearns that a person has made or is likely to make a Superior Proposal, Greyhound may provide information to and participate in discussions with the person making the Superior Proposal. Greyhound has agreed to sign a confidentiality agreement with any person making a Superior Proposal before Greyhound provides that person any information or begins discussions with that person regarding the Superior Proposal. The confidentiality agreement must be substantially similar to the confidentiality agreement between Greyhound and Laidlaw.

Greyhound has agreed to notify Laidlaw immediately if it receives any written Acquisition Proposal or if any pending Acquisition Proposal has been modified or amended. Further, Greyhound has agreed to notify Laidlaw if it receives any request for information relating to Greyhound or its subsidiaries or for access to the properties, books or records of Greyhound or its subsidiaries by any person who is considering making or who has made an Acquisition Proposal.

CONDITIONS TO THE MERGER. The merger agreement provides that the obligations of Greyhound, Laidlaw and Laidlaw Acquisition to complete the merger are subject to the satisfaction or written waiver on or prior to the closing date of the merger (the "Closing Date") of the following conditions:

   - the merger agreement will have been adopted by the holders of a majority of the outstanding shares of Greyhound common stock and Greyhound preferred stock, voting together as one class;

   - no court order prohibiting the merger being in effect, and no action having been taken and no law being in effect which makes the merger illegal; and

   - the opinion of Bear Stearns not having been modified in any material adverse manner or withdrawn.

The obligations of Laidlaw and Laidlaw Acquisition to complete the merger are subject to satisfaction or written waiver on or prior to the Closing Date of the following additional conditions:

   - the representations and warranties made by Greyhound in the merger agreement were true and correct in all material respects on the date of the merger agreement and will be true on and as of the Closing Date (unless an earlier date is stated);

   - Greyhound will have performed in all material respects all obligations it is required to perform under the merger agreement prior to the Closing Date; and

   - Greyhound will have delivered to Laidlaw and Laidlaw Acquisition a certificate of Greyhound signed by an executive officer of Greyhound certifying to the conditions stated above.

The obligations of Greyhound to complete the merger are subject to satisfaction or written waiver on or prior to the Closing Date of the following additional conditions:

   - the representations and warranties made by Laidlaw and Laidlaw Acquisition in the merger agreement were true and correct in all materials respects on the date of the merger agreement and will be true on and as of the Closing Date (unless an earlier date is stated);

   - Laidlaw and Laidlaw Acquisition will have each performed in all material respects all obligations they are required to perform under the merger agreement prior to the Closing Date; and

   - Laidlaw and Laidlaw Acquisition will have delivered to Greyhound a certificate of Laidlaw and Laidlaw Acquisition signed by an executive officer of each of them certifying to the conditions stated above.

TERMINATION; BREAK-UP FEE. The merger agreement may be terminated at any time prior to the Effective Time in any one of the following circumstances:

   -   by the mutual written consent of the Greyhound Board and the Laidlaw
       Board;

   - by Greyhound or Laidlaw, if any court or other governmental agency issues a nonappealable final order or ruling, or has taken any action to permanently prevent the merger (but neither Laidlaw nor Greyhound may terminate the merger agreement if they failed to perform their obligations under the merger agreement and their failure materially contributed to the issuance of the order or ruling, or the taking of such action);

   - by Greyhound or Laidlaw, if Greyhound enters into an agreement with respect to a Superior Proposal;

   - by Laidlaw, if the Greyhound Board withdraws, modifies or changes its approval or recommendation of the merger agreement or the merger in a manner adverse to Laidlaw;

   - by Greyhound or Laidlaw (but only if the terminating party is not in material breach of any of the representations, warranties, covenants or agreements made by the terminating party in the merger agreement), if:

          - the other party failed to comply in any material respect with any of the covenants and agreements made by such other party in the merger agreement; or

          - any representation or warranty made by the other party in the merger agreement was untrue on the date the representation or warranty was made;

        in either case, if such event will have a material adverse effect on the other party. If, however, such event can be corrected, then the merger agreement may not be terminated under this provision if the breaching party uses its reasonable best efforts to correct the event or if the event is corrected;

   - by Greyhound or Laidlaw, if the special meeting was held and the merger agreement was not adopted by a majority of the Greyhound stockholders; or

   - by Greyhound or Laidlaw, if the merger is not completed by March 31, 1999, but neither Greyhound nor Laidlaw may terminate if they failed to perform their obligations under the merger agreement and their failure is the reason the merger was not completed by that date.

If the merger agreement is terminated by Laidlaw because Greyhound enters into an agreement for a Superior Proposal, Greyhound is required to pay Laidlaw the Termination Fee. The Termination Fee is also payable to Laidlaw if the merger agreement is terminated by Laidlaw because the Greyhound Board withdraws or adversely modifies or changes its approval or recommendation of the merger agreement or the merger and a Superior Proposal has been made and is pending. The Termination Fee payable to Laidlaw is required to be paid within two business days after the termination date. Greyhound will not be required to pay any Termination Fee to Laidlaw if, immediately prior to such termination, Greyhound could have terminated the merger agreement under certain circumstances. Payment of the Termination Fee by Greyhound will be Laidlaw's only remedy for the event giving rise to the payment of the Termination Fee.

SPECIAL MEETING. The merger agreement requires that Greyhound hold a meeting of the Greyhound stockholders for the purpose of considering and voting on a proposal to adopt the merger agreement. The merger agreement also provides that the Greyhound Board recommend to the Greyhound stockholders that they vote "For" the adoption of the merger agreement at the special meeting. However, the Greyhound Board will not be required to make any recommendation to the Greyhound stockholders if the Greyhound Board determines (after consultation with legal counsel) that making the recommendation would be a breach of its fiduciary duties to Greyhound and its stockholders.

INDEMNIFICATION AND INSURANCE. For a period of five years after the Effective Time, Greyhound and Laidlaw have each agreed to indemnify each current and former director, officer and employee of Greyhound or its subsidiaries (each, an "Indemnified Party") against certain costs and expenses to the extent allowed under Delaware law and the Greyhound Certificate or Greyhound Bylaws. The costs and expenses may include attorneys' fees, judgments, fines, losses, claims, damages and liabilities that relate to any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (a) relating to the merger or the merger agreement or (b) with respect to any acts or omissions or alleged acts or omissions of the Indemnified Parties occurring at or prior to the Effective Time.

For a period of five years after the Effective Time, Greyhound will be required to maintain directors' and officers' liability insurance ("D&O Insurance") for all Greyhound directors and officers who are presently covered under Greyhound's current D&O Insurance policy. The terms of the D&O

Insurance to be maintained for the benefit of Greyhound's directors and officers must be comparable to the terms of the D&O Insurance maintained by Laidlaw for its directors and officers. However, if the terms of Greyhound's current D&O Insurance is more favorable, then Greyhound will be required to maintain D&O Insurance on terms similar to the current Greyhound D&O Insurance. Neither Greyhound nor Laidlaw will be required to pay premiums on the D&O Insurance to be maintained for the benefit of Greyhound's directors and officers in an amount greater than of 300% of the annual premium currently paid by Greyhound for its D&O Insurance.

Laidlaw will guarantee the obligations of Greyhound to indemnify the Indemnified Parties and to provide D&O Insurance for the benefit of the Greyhound directors and officers from and after the Effective Time. Laidlaw and Greyhound will also require any person or entity that purchases the assets or business of Greyhound following the merger to assume all of their obligations to indemnify, and to provide D&O Insurance for, the Greyhound directors and officers described above.

EMPLOYEE BENEFIT MATTERS. Greyhound has agreed to continue, without amendment or change (except changes which increase compensation or benefits or that may be required by law), all Greyhound employee benefit plans and other policies and arrangements which provide compensation or benefits to employees of Greyhound and its subsidiaries for a period of at least one year following the merger. Greyhound will not be required to maintain any Greyhound employee benefit plans that conflict with any collective bargaining agreements to which Greyhound is a party. Greyhound may replace any Greyhound employee benefit plan with any other plan or arrangement that provides, at minimum, a substantially equivalent level of compensation or benefits as currently provided. Greyhound will not be required to maintain any Greyhound stock incentive plan if Laidlaw agrees to replace that Greyhound stock incentive plan with another plan or arrangement that the Greyhound Board determines in good faith provides comparable incentive compensation opportunities.

Following the merger, Laidlaw has agreed to cause Greyhound to comply with all employment, change-in-control, severance, termination, consulting and unfunded retirement and benefit agreements to which Greyhound or any of its subsidiaries is a party. Laidlaw has acknowledged that the merger constitutes a change in control and any references to a change of control in these agreements will include the merger.

FEES AND EXPENSES. All costs and expenses incurred in connection with the merger and the merger agreement will be paid by the party incurring the expenses, whether or not the merger is completed.

AMENDMENT; WAIVER. Greyhound and Laidlaw may amend the merger agreement at any time before the Effective Time. Any amendment must be made in writing and signed by Greyhound and Laidlaw. However, no amendment may be made after the Greyhound stockholders have adopted the merger agreement which by law would require further Greyhound stockholder approval. At any time prior to the Effective Time, either party to the merger agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties made in the merger agreement by the other party or (c) waive compliance with any of the agreements or conditions contained in the merger agreement. Any extension or waiver must be made in writing signed by the party or parties to be bound.

DELISTING OF GREYHOUND COMMON STOCK

If the merger is completed, the Greyhound common stock will cease to be listed on the AMEX.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL. The following is a summary of the material federal income tax consequences of the merger to Greyhound stockholders. This summary is based upon the provisions of the Code, the applicable current and proposed Treasury Regulations, judicial authority and administrative rulings and practice. Legislative, judicial or administrative rules and interpretations are subject to change, possibly on a retroactive basis, at any time and therefore could alter or modify the following statements and conclusions. It is assumed that the shares of Greyhound common stock or Greyhound preferred stock are held as capital assets by a United States person (i.e., a citizen or resident of the United States or a domestic corporation). This discussion does not address all aspects of federal income taxation that may be relevant to a particular Greyhound stockholder in light of such Greyhound stockholder's personal investment circumstances, or those Greyhound stockholders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt organizations, foreign corporations and nonresident alien individuals), Greyhound stockholders who hold shares of Greyhound common stock or Greyhound preferred stock as part of a conversion transaction under Section 1258 of the Code, or to Greyhound stockholders who acquired their shares of Greyhound common stock through the exercise of employee stock options or other compensation arrangements. In addition, the discussion does not address any aspect of foreign, state, local or estate and gift taxation that may be applicable to a Greyhound stockholder.

CONSEQUENCES OF THE MERGER TO GREYHOUND STOCKHOLDERS. The receipt of the merger consideration in the merger (including any cash amounts received by Dissenting Stockholders) will be a taxable transaction for federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). In general, for federal income tax purposes, a holder of Greyhound common stock will recognize gain or loss equal to the difference between his or her adjusted tax basis in the Greyhound common stock exchanged in the merger or subject to appraisal rights, and the amount of cash received. The gain or loss will be capital gain or loss, and will be short-term gain or loss subject to tax at a maximum rate of 39.6% if, on the Effective Time, the shares of Greyhound common stock so exchanged or subject to appraisal rights were held for one year or less. If the shares were held for more than one year, the gain or loss would be long term, subject to tax at a maximum rate of 20%.

The consummation of the merger will not be a taxable transaction for a holder of Greyhound preferred stock unless that holder converts his or her shares of Greyhound preferred stock into shares of Greyhound common stock prior to the merger or receives cash as a result of exercising his or her appraisal rights. Instead, gain or loss will generally be recognized for federal income tax purposes (and also may be recognized under applicable state, local and other income tax laws) on conversion of the Greyhound preferred stock into the merger consideration. At the time of such conversion of the Greyhound preferred stock, a holder of Greyhound preferred stock will recognize gain or loss equal to the difference between his or her adjusted tax basis in the Greyhound preferred stock, and the amount of cash received. The gain or loss will be capital gain or loss, and will be short-term gain or loss subject to tax at a maximum rate of 39.6% if, on the conversion date, the shares of Greyhound preferred stock were held for one year or less. If the shares were held for more than one year, the gain or loss would be long term, subject to tax at a maximum rate of 20%. If there is a dividend arrearage on the Greyhound preferred stock when the conversion takes place, a portion of the merger consideration received may be treated as a taxable dividend to the extent of such dividend arrearage.

Under the terms of the Greyhound preferred stock, after April 16, 1999 and subject to certain conditions, Greyhound may exchange all, but not less than all, of the then outstanding shares of Greyhound preferred stock into its 8 1/2% Convertible Subordinated Debentures due 2009 (the "Greyhound Exchange Debentures"). At the time of conversion of the Greyhound Exchange

Debentures, a holder of Greyhound Exchange Debentures will recognize gain or loss in the same manner as described above on conversion of the Greyhound preferred stock into the merger consideration. If there is accrued but unpaid interest with respect to the Greyhound Exchange Debentures when the conversion takes place, a portion of the merger consideration received would be taxed as a payment of such accrued interest.

BACKUP TAX WITHHOLDING. Under the federal income tax backup withholding rules, unless an exemption applies, Laidlaw is required to and will withhold 31% of all payments to which a Greyhound stockholder or other payee is entitled in the merger or on the conversion of Greyhound preferred stock or Greyhound Exchange Debentures, unless the Greyhound stockholder or other payee provides a tax identification number (social security number, in the case of an individual, or employer identification number in the case of other stockholders) and certifies under penalties of perjury that such number is correct. Each Greyhound stockholder and, if applicable, each other payee, should complete and sign the substitute Form W-9 which will be part of the letter of transmittal to be returned to the Paying Agent (or other agent) in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the Paying Agent (or other agent). The exceptions provide that certain Greyhound stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed statement (i.e., Certificate of Foreign Status on Form W-8) attesting to his or her exempt status. Any amounts withheld will be allowed as a credit against the holder's federal income tax liability for such year.

THE FEDERAL INCOME TAX DISCUSSION DESCRIBED ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. GREYHOUND STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM IN VIEW OF THEIR OWN PARTICULAR CIRCUMSTANCES.

GOVERNMENTAL APPROVALS

SURFACE TRANSPORTATION BOARD. Greyhound and Laidlaw are subject to regulation by the STB. The current laws relating to motor carriers contain a comprehensive system of control over corporate combinations involving motor carriers or entities controlling motor carriers (including the merger).


On November 17, 1998, Laidlaw filed an application with the STB seeking approval of the merger. On December 17, 1998 (the "Publication Date") the STB published a summary of the application and provided its tentative grant of approval of the merger. This publication also served as a notice to the general public of the proposed merger. The tentative grant of approval became final on February 1, 1999.


OTHER GOVERNMENTAL FILINGS AND APPROVALS. Contemporaneously with the filing of the STB application, Laidlaw filed copies of the STB application with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Filing of the STB application with the FTC and the Antitrust Division and approval by the STB of the STB application and the merger, exempts the merger from federal and state antitrust laws. Additionally, the parties are required to make other filings with certain governmental agencies in connection with the merger, but neither Greyhound nor Laidlaw believe these filings are material.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

GENERAL. Some of the members of Greyhound's management and the Greyhound Board may have certain interests in the merger that are different from or in addition to the interests of stockholders of Greyhound generally. These additional interests relate to provisions in the merger agreement regarding:

   -   certain employment agreements for two executive officers of Greyhound,

   - the benefits under existing change-in-control agreements and severance plans,

   -   certain actions to be taken in respect of employee benefit plans,

   -   the treatment of outstanding Greyhound stock options,

   -   the vesting of certain benefits by reason of the merger,

   - the payment of the remaining annual retainer fees for non-employee directors, and

   - the indemnification and provision of D&O Insurance for the directors and officers of Greyhound.

All such additional interests, to the extent material, are described below. Except as described below, such persons have, to the knowledge of Greyhound, no material interest in the merger apart from those of the Greyhound stockholders generally. The Greyhound Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

EMPLOYMENT AGREEMENTS. Greyhound is a party to an employment agreement with Craig R. Lentzsch, President and Chief Executive Officer of Greyhound ("Lentzsch Agreement"). The Lentzsch Agreement has an initial term that expires in November 2001 and renews automatically for additional two-year periods unless either party gives notice of termination at least 90 days prior to an expiration date. The Lentzsch Agreement provides for an annual base salary of at least $469,500, which is subject to annual review and adjustment by the Greyhound Board, annual incentive bonuses, options to purchase Greyhound common stock and various employee benefits. The annual incentive bonus will be provided under Greyhound's Management Incentive Plan ("MIP") with an annual target award of at least 55% of Mr. Lentzsch's annual base salary for the applicable year. Under the terms of the MIP as currently in effect, Mr. Lentzsch's annual incentive bonus may not exceed 110% of his base salary. Employee benefits to be provided include participation in Greyhound's Section 401(k) plan, medical, dental and vision plan coverage, participation in Greyhound's supplemental executive retirement plan ("SERP"), reimbursement for estate, tax and financial planning expenses, automobile allowance, country club allowance, vacation, life insurance and long-term disability insurance. Greyhound is required to establish and fully fund a trust for Mr. Lentzsch's benefit to secure the SERP benefits.

If Mr. Lentzsch is terminated by Greyhound "Without Good Cause" or by "Non-Renewal Without Good Cause" or if Mr. Lentzsch resigns for "Good Reason" (as such terms are defined in the Lentzsch Agreement), Mr. Lentzsch will receive a lump-sum cash payment equal to two times the sum of (a) his annual base salary and (b) the greater of (1) the applicable annual payout of incentive compensation under the MIP for the plan year immediately prior to the date of termination or (2) the full annual target award under the MIP based on Mr. Lentzsch's annual base salary for the plan year in which the termination occurs. In addition, certain employee benefits previously provided to Mr. Lentzsch will continue for a two-year period. If at any time prior to a Change of Control (as defined in the Lentzsch Agreement) Mr. Lentzsch is terminated by reason of "Good Cause" or "Non-Renewal for Good Cause" or Mr. Lentzsch terminates his employment "Without

Good Reason" (as such terms are defined in the Lentzsch Agreement), Mr. Lentzsch has agreed that he will not compete with Greyhound in the manner specified in the Lentzsch Agreement for a period of one year following the date of termination.

If at any time within two years after a Change of Control Mr. Lentzsch is terminated by Greyhound Without Good Cause or by Non-Renewal Without Good Cause or if Mr. Lentzsch resigns for Good Reason or resigns (whether with or without Good Reason) within 30 days of the first anniversary of the Change of Control (the "walk at will right"), Mr. Lentzsch will receive a lump-sum cash payment equal to three times the sum of the amounts described in clauses (a) and (b) above. In addition, certain employee benefits previously provided to Mr. Lentzsch will continue for a three-year period. Upon a Change of Control, all stock options and other incentive awards previously granted to Mr. Lentzsch will immediately vest and become exercisable. If any payments or benefits provided to Mr. Lentzsch are determined to be "excess parachute payments" under the Code, Mr. Lentzsch will be entitled to receive an additional payment (net of income taxes) to compensate him for any excise tax imposed by the Code. Mr. Lentzsch has agreed that he will not solicit any of Greyhound's employees to terminate employment with Greyhound or any of its subsidiaries or to solicit any such employees to become employed by another entity for a period of one year following the termination of his employment.

Greyhound is also a party to an employment agreement with John W. Haugsland, Executive Vice President and Chief Operating Officer of Greyhound ("Haugsland Agreement"). The term of employment of the Haugsland Agreement is the same as the term described in the Lentzsch Agreement. The Haugsland Agreement provides for an annual base salary of $305,000, which is subject to annual review and adjustment by the Greyhound Board, annual incentive bonuses, options to purchase Greyhound common stock and various employee benefits. The annual incentive bonus will be provided under the MIP with an annual target award of at least 45% of Mr. Haugsland's annual base salary for the applicable year. Under the terms of the MIP as currently in effect, Mr. Haugsland's annual incentive bonus may not exceed 90% of his base salary. The Haugsland Agreement has provisions regarding Change of Control, severance, employee benefits, noncompetition and nonsolicitation substantially similar to those contained in the Lentzsch Agreement.

At Laidlaw's request, prior to the merger, Greyhound and Messrs. Lentzsch and Haugsland will enter into new employment agreements which will become effective at the Effective Time replacing their existing employment agreements. If the merger agreement is terminated prior to the Effective Time, the new employment agreements will not take effect and the Lentzsch Agreement and Haugsland Agreement will continue in effect. Mr. Lentzsch's new employment agreement will provide for an annual base salary of $500,000 and a limitation that his maximum annual incentive bonus under the MIP (or any successor plan) will not exceed 110% of his base salary. Mr. Haugsland's new employment agreement will provide for continuation of an annual base salary of $305,000 and a limitation that his maximum annual incentive bonus under the MIP (or any successor plan) will not exceed 90% of his base salary. Both new employment agreements provide for the following:

   -   the expansion of their responsibilities after the merger;

   - a pro-rated annual bonus for the period beginning on the Effective Time and ending August 31, 1999;

   - continuation of existing employee benefits (except for increases) for at least 12 months following the Effective Time, after which a substantially equivalent level of benefits must be provided;

   -   a revised definition of "Change of Control," which excludes the merger;

   -   the elimination of the walk at will right with respect to the merger;

   - increased severance benefits (other than in connection with a Change of Control); and

   -   the SERP trust may be funded with a Laidlaw letter of credit.

In all other significant respects, the new employment agreements will be the same as the existing employment agreements.

CHANGE IN CONTROL AGREEMENTS. Greyhound has entered into Change in Control Agreements ("CIC Agreements") with all officers at the vice president level or higher (other than Messrs. Lentzsch and Haugsland). Under the CIC Agreements, if a "Change in Control" (as defined in the CIC Agreements) of Greyhound occurs and the employment of the employee is terminated within two years after the Change in Control either for "Good Reason" by the employee or "Without Cause" (as such terms are defined in the CIC Agreements) by Greyhound (or any successor or assignee), the employee will receive severance benefits, including:

   -   base salary and benefits earned and payable through the termination date;

   - the dollar amount of the target payout under the MIP prorated through the termination date for the year in which employment is terminated; and

   - a lump-sum cash payment of two times the sum of (x) the employee's current annual base salary and (y) the dollar amount of the annual target payout under the MIP in effect on the date of the Change in Control.

In addition, certain employee benefits (including medical, dental and vision plan coverage) will continue for a period of two years after the date of termination. Under the CIC Agreements, if any amount to be paid or provided is determined to be nondeductible by reason of Section 280G of the Code, the severance benefits will be reduced to the minimum extent necessary so that
Section 280G does not cause any amount to be nondeductible. Benefits under the CIC Agreements replace benefits, if any, under any other Greyhound severance plans. The merger will constitute a Change in Control under the CIC Agreements.

POSSIBLE SEVERANCE PAYMENTS. As discussed above, each of Greyhound's executive officers has an employment or change in control agreement with Greyhound that entitles that officer to receive a severance payment if his employment is terminated under certain circumstances within two years following the merger. As of the date of the Proxy Statement, Laidlaw has not informed Greyhound of its intention to terminate any of its executive officers following the merger. However, the estimated severance payments that would be payable to Greyhound's executive officers if their employment is terminated immediately following the merger are as follows:


                                                              SEVERANCE AMOUNT
                                                              ----------------
Craig R. Lentzsch...........................................     $3,760,078
Jack W. Haugsland...........................................     $2,211,536
J. Floyd Holland............................................     $  536,299
Frederick F. Richards, III..................................     $  599,127
Ralph J. Borland............................................     $  453,615
Teddy F. Burk...............................................     $  386,116
T. Scott Kirksey............................................     $  431,622
Jeffrey W. Sanders..........................................     $  391,331
Mark E. Southerst...........................................     $  484,865
John E. Taylor..............................................     $  393,693

EFFECT OF THE MERGER ON EMPLOYEE BENEFITS AND STOCK PLANS. In addition to the provisions relating to employment agreements and the CIC Agreements, the merger agreement contemplates that certain additional actions will be taken in respect of employee benefits and stock plans in which executive officers of Greyhound are eligible to participate. Those actions are summarized below.

Annual bonuses payable under the 1998 MIP for 1998 were paid to Greyhound's officers prior to December 31, 1998. Greyhound will provide an annual bonus program substantially similar to Greyhound's 1998 MIP for the 1999 calendar year and for at least five calendar years thereafter.

Under the terms of the merger agreement, Laidlaw has agreed to continue the SERP in effect for the 1999 calendar year and for at least five calendar years thereafter. Under the terms of the merger agreement and as required by the Lentzsch Agreement and the Haugsland Agreement, Greyhound is establishing and funding a rabbi trust to secure the payment of the obligations of Greyhound under the SERP for the benefit of all participants in the SERP. After the merger, Greyhound will transfer to the rabbi trust an amount not less than the present value of the SERP obligations secured by such trust and the additional administrative expenses, in each case, attributable to each fiscal year.

Greyhound has agreed to continue, without any amendment or change (except changes that will increase compensation or benefits or which may be required by law), all Greyhound employee benefit plans and any other practices and arrangements that provide compensation or benefits to employees of Greyhound for a period of at least one year following the merger. See "The Merger -- The Merger Agreement -- Employee Benefit Matters."

In the merger agreement, Laidlaw acknowledges that the merger will constitute a change in control for purposes of any policy, practice, program or arrangement that contains a provision relating to a change in control of Greyhound. In accordance with the terms of the Greyhound stock options, as of the Effective Time, all Greyhound stock options will vest and become fully exercisable.

Greyhound has agreed to use its reasonable best efforts to cause the holders of Greyhound stock options (other than Greyhound stock options granted under the Union Option Plan), whether or not exercisable, to cancel their Greyhound stock options in exchange for an amount in cash equal to $6.50 less the exercise price of the Greyhound stock options. See "The Merger -- The Merger
Agreement -- Treatment of Greyhound Stock Options."

The number and value of unvested Greyhound stock options, and the number of unvested shares of Greyhound restricted common stock, held by each of Greyhound's directors and executive officers, are as follows:

                                               NUMBER OF       VALUE OF           NUMBER OF
                                               UNVESTED        UNVESTED        UNVESTED SHARES
                                             STOCK OPTIONS   STOCK OPTIONS   OF RESTRICTED STOCK
                                             -------------   -------------   -------------------
Thomas G. Plaskett.........................           0               0                 0
Richard J. Caley...........................      13,333        $ 31,249                 0
Linda Chavez...............................      13,333        $ 31,249                 0
Craig R. Lentzsch..........................     156,725        $410,563            35,600
A. A. Meitz................................      13,333        $ 31,249                 0
Frank L. Nageotte..........................           0               0                 0
Alfred E. Osborne, Jr. ....................       6,667        $ 15,001                 0
Stephen M. Peck............................       6,667        $ 15,001                 0
Ernest P. Werlin...........................       6,667        $ 15,001                 0
Jack W. Haugsland..........................     122,275        $339,593            22,833
J. Floyd Holland...........................      86,150        $249,319             9,450
Frederick F. Richards, III.................      84,450        $222,375                 0
Ralph J. Borland...........................      69,450        $200,967             7,600
Teddy F. Burk..............................      42,350        $120,578             6,200
T. Scott Kirksey...........................      61,950        $162,140             7,600
Jeffrey W. Sanders.........................      88,200        $236,906                 0
Mark E. Southerst..........................      66,950        $180,890             7,600
John E. Taylor.............................      42,350        $120,578             6,200

The value of the unvested stock options is based on the difference between $6.50 per share of Greyhound common stock and the exercise price of the unvested options.

PAYMENT OF REMAINING ANNUAL RETAINER FEES. Subject to approval of the Greyhound Board, Greyhound expects to pay all of its non-employee directors their annual retainer for each year remaining on the term of their current directorship. The annual retainer for non-employee directors is $25,000 (other than the Chairman of the Board of Directors who receives $45,000). As a result, the non-employee directors of Greyhound will receive the following amounts: Thomas G. Plaskett (Chairman), $90,000; Richard J. Caley, $25,000; Linda Chavez, $25,000; A. A. Meitz, $25,000; Frank L. Nageotte, $50,000; Alfred E. Osborne, Jr., $0; Stephen
M. Peck, $0; and Ernest P. Werlin, $0.

FUTURE GRANTS OF LAIDLAW OPTIONS. At the Effective Time, Laidlaw will grant options to purchase Laidlaw common shares to officers and other employees of Greyhound. The options to be granted will have an exercise price equal to the market value of Laidlaw common shares on the date of grant, vest over a five-year period and expire on the tenth anniversary of the date of grant. The number of options granted to each person will be comparable to the number of options granted annually to Laidlaw's officers and employees in similar positions and as reasonably agreed to by Greyhound and Laidlaw.

APPRAISAL RIGHTS

Under the DGCL, holders of Greyhound common stock and Greyhound preferred stock are entitled to appraisal rights in connection with the merger. Any holder of record of Greyhound common stock or Greyhound preferred stock who objects to the merger may elect to have his or her shares of Greyhound common stock or Greyhound preferred stock appraised under the procedures of the DGCL and to be paid the appraised value of his or her shares. The appraised value of the shares will not include any value arising from the merger but may include a fair rate of interest. It is possible that the fair value determined may be more or less than the merger consideration.

Any holder of Greyhound common stock or Greyhound preferred stock who is considering exercising his or her appraisal rights is urged to review carefully the provisions of Section 262 (a copy of which is attached as Appendix C to this Proxy Statement), particularly with respect to the procedural steps required to perfect the right of appraisal. The right of appraisal may be lost if the procedural requirements of Section 262 are not followed exactly. The following is a summary of the procedures relating to exercise of the right of appraisal, which should be read in conjunction with the full text of Section 262.

Under Section 262, Greyhound is required to notify each Greyhound stockholder entitled to appraisal rights at least 20 days prior to the special meeting that such appraisal rights are available. The notice should include a copy of Section
262. THIS PROXY STATEMENT CONSTITUTES SUCH NOTICE TO THE HOLDERS OF GREYHOUND COMMON STOCK AND GREYHOUND PREFERRED STOCK.

A Greyhound stockholder electing to exercise his or her appraisal rights under
Section 262 must deliver to Greyhound a written demand for appraisal before the vote is taken at the special meeting. The written demand must identify the Greyhound stockholder and state that the Greyhound stockholder intends to demand appraisal of his or her shares of Greyhound common stock or Greyhound preferred stock. A vote against the adoption of the merger agreement or an abstention will not constitute a demand for appraisal. A Greyhound stockholder electing to take any of those actions must do so by a separate written demand to Greyhound. Demands should be mailed or delivered to Greyhound Lines, Inc., 15110 N. Dallas Parkway, Suite 600, Dallas, Texas 75248, Attention: Secretary. Within 10 calendar days after the Effective Time, Greyhound will notify each Greyhound stockholder who has made a proper written demand for appraisal and who has not voted for the adoption of the merger agreement that the merger has been completed. A vote "For" the adoption of the merger agreement will have the effect of waiving all appraisal rights.

Within 120 calendar days after the Effective Time, Greyhound or any Greyhound stockholder who has complied with the foregoing notice requirement and the other requirements of Section 262 may file a petition in the Delaware Court of Chancery (the "Court") demanding a determination of the fair value of his or her shares of Greyhound common stock or Greyhound preferred stock. Greyhound has no obligation to file a petition and does not currently intend to do so. As a result, any Dissenting Stockholder who wishes to file a petition is advised to do so on a timely basis. If a petition for appraisal is not filed during the 120-day period, all appraisal rights relating to the Greyhound common stock or Greyhound preferred stock will terminate. Any Greyhound stockholder may withdraw a demand for appraisal at any time within 60 calendar days after the Effective Time (or thereafter with the written consent of Greyhound).

If a holder of Greyhound common stock either withdraws his or her demand for appraisal or has his or her appraisal rights terminated as described above, the holder of Greyhound common stock will only be entitled to receive the merger consideration for his or her shares of Greyhound common stock as provided under the terms of the merger agreement. If a holder of Greyhound preferred stock either withdraws his or her demand for appraisal or has his or her appraisal rights terminated as described above, his or her shares of Greyhound preferred stock will remain outstanding. However, the Greyhound preferred stock will no longer be convertible into shares of Greyhound common stock after the merger. Instead, the Greyhound preferred stock will be convertible into the right to receive $33.33 in cash.

Within 120 calendar days after the Effective Time, any stockholder who has complied with the above-described notice requirements and the other requirements of Section 262 may request in writing a list of the aggregate number of shares of Greyhound common stock and Greyhound preferred stock for which demands for appraisal have been made and the aggregate number of holders demanding appraisal rights.

If a petition is filed by a Dissenting Stockholder, Greyhound will receive notice from the Court of such filing. Within 20 calendar days after Greyhound receives notice from the Court, Greyhound must file with the office of the Register in Chancery in which the petition was filed, a list containing the names and addresses of all Greyhound stockholders who have demanded appraisal rights and the names of all Greyhound stockholders who have disagreements with Greyhound regarding the value of their shares of Greyhound common stock or Greyhound preferred stock. If a petition is filed by Greyhound, the petition will be accompanied by a similar list. If ordered by the Court, the Register in Chancery will give notice of the time and place of the hearing by registered or certified mail to Greyhound and to each Greyhound stockholder shown on the list. The notice will also be given by publishing the notice in a newspaper of general circulation published in Wilmington, Delaware (or any other location the Court may determine), at least one week before the hearing. The forms of the notices to be used will be approved by the Court, and all costs related to the distribution of the notices will be paid by Greyhound.

After the Court determines which of the Greyhound stockholders are entitled to an appraisal under Section 262, the Court will appraise the shares of the Greyhound common stock and/or Greyhound preferred stock. Following determination by the Court of the fair value of the shares, Greyhound will pay all Dissenting Stockholders the appraised value of their shares, together with interest, if any, upon surrender to Greyhound of their certificates representing Greyhound common stock or Greyhound preferred stock. The costs of the appraisal proceeding may be determined by the Court and charged to the parties as the Court deems equitable in the circumstances. Upon application of a Dissenting Stockholder, the Court may order all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

After the Effective Time, no Greyhound stockholder who has demanded his or her appraisal rights as set forth above will be entitled to vote his or her shares for any purpose or to receive payment of dividends or other distributions on his shares (except dividends or other distributions payable to Greyhound stockholders of record at a date prior to the Effective Time). However, after either withdrawal by a holder of Greyhound preferred stock of his or her demand for appraisal or the termination of his or her appraisal rights as described above, such holder will be entitled to vote his or her shares and receive payment of dividends and other distributions.

AMENDMENT TO GREYHOUND RIGHTS AGREEMENT

Greyhound amended the Amended and Restated Rights Agreement, dated April 8, 1997, between Greyhound and Mellon Securities Trust Company, as Rights Agent (the "Greyhound Rights Plan") on October 16, 1998. The amendment provides that neither the merger nor the merger agreement will cause the rights issued under the Greyhound Rights Plan to become exercisable.

CERTAIN LITIGATION

Greyhound has obtained copies of two complaints filed in Delaware Chancery Court purportedly filed by certain individual Greyhound stockholders on behalf of themselves and all other Greyhound stockholders. These suits name Greyhound, each of its directors and Laidlaw as defendants. In the complaints, the plaintiffs allege, among other things, that (a) the provisions of the merger agreement permitting Laidlaw to make the election to pay a portion of the merger consideration in Laidlaw common shares prior to the fifth trading day before the special meeting violates Delaware law, (b) the defendant directors breached their fiduciary duties in approving the merger, and (c) Laidlaw aided and abetted the breach by members of the Greyhound Board of their fiduciary duties. The plaintiffs purport to seek orders enjoining the consummation of the merger or the rescission of the transaction if the merger is completed, damages, costs, including attorneys' and experts' fees, and other relief. The absence of an injunction, among other things, is a condition to Greyhound's and Laidlaw's obligation to complete the merger. See "The Merger -- The Merger Agreement -- Conditions to the Merger." Greyhound has not filed answers to these suits, as the time period for doing so has been extended. Greyhound intends to defend these suits vigorously.

                    BENEFICIAL OWNERSHIP OF GREYHOUND STOCK

The following table sets forth the beneficial ownership of the outstanding shares of Greyhound common stock and Greyhound preferred stock as of January 31, 1999 (except as noted below), held by persons believed by Greyhound to beneficially own more than 5% of the outstanding shares of the Greyhound common stock or Greyhound preferred stock, by directors of Greyhound, by Greyhound's chief executive officer and its other four most highly compensated executive officers and by all the directors and executive officers of Greyhound as a group, and the percentage of the outstanding shares of Greyhound common stock and Greyhound preferred stock represented thereby. Except as otherwise noted below, each of the directors, executive officers and 5% stockholders has sole voting and investment power with respect to all shares beneficially owned by them.


                                     AMOUNT OF                        AMOUNT OF
                                     GREYHOUND                        GREYHOUND                      PERCENT
                                   COMMON STOCK        PERCENT     PREFERRED STOCK     PERCENT      OF VOTING
NAME OF BENEFICIAL OWNER       BENEFICIALLY OWNED(a)   OF CLASS   BENEFICIALLY OWNED   OF CLASS   SECURITIES(b)
------------------------       ---------------------   --------   ------------------   --------   -------------
Snyder Capital Management,
  L.P.(c)....................       12,364,664           19.5%         639,800          26.7%         15.5%
Greenway Partners, L.P.(d)...        4,361,700            7.3%               0                         7.0%
Thomas G. Plaskett...........          169,834              *                0                           *
Richard J. Caley.............           94,977              *                0                           *
Linda Chavez.................           29,134              *                0                           *
Craig R. Lentzsch............        1,053,412            1.7%           1,000              *          1.7%
A. A. Meitz..................           27,167              *                0                           *
Frank L. Nageotte............           42,500              *                0                           *
Alfred E. Osborne, Jr. ......           61,499              *                0                           *
Stephen M. Peck..............           85,566              *                0                           *
Ernest P. Werlin.............           51,666              *                0                           *
Jack W. Haugsland............          488,425              *                0                           *
J. Floyd Holland.............          290,979              *                0                           *
Frederick F. Richards, III...           48,461              *                0                           *
Mark E. Southerst............          146,749              *                0                           *
All directors and executive
  officers of Greyhound as a
  group (18 persons).........        3,119,373            5.2%           1,000              *          5.0%


---------------

*   Less than 1%.

(a) Includes: (i) shares of restricted Greyhound common stock; and (ii) shares of Greyhound common stock issuable under options, warrants or other rights currently exercisable or exercisable within 60 days of January 31, 1999; and
    (iii) shares of Greyhound common stock issuable upon the conversion of Greyhound preferred stock. The Greyhound preferred stock is convertible at any time into shares of Greyhound common stock, presently at a rate of 5.128 shares of Greyhound common stock per share of Greyhound preferred stock.

(b) Calculated based on the holders of Greyhound common stock and Greyhound preferred stock voting together as a single class with each holder of Greyhound common stock having one vote per share and each holder of Greyhound preferred stock having one vote per share. Does not give effect to the conversion of the Greyhound preferred stock.

(c) The information is based on a Schedule 13G filed with the SEC on February 5, 1999 on behalf of Snyder Capital Management, L.P. and Snyder Capital Management, Inc. (collectively "Snyder") and subsequent discussions with Snyder representatives. As of that date, with respect to 9,083,642 Greyhound common stock held, Snyder reported that it had sole voting power with respect to 498,262 shares, shared voting power with respect to 7,999,813 shares, sole dispositive power with respect to 498,262 shares and shared dispositive power with respect to 8,585,380 shares. In addition, Snyder reported that it held 639,800 shares of Greyhound preferred stock (presently convertible into 3,281,025 shares of Greyhound common stock) and that, with respect to the Greyhound preferred stock, it had sole voting power with respect to 30,100 shares, shared voting power with respect to 571,900 shares, sole dispositive power with respect to 30,100 shares and shared dispositive power with respect to 609,700 shares. The principal business address of Snyder Capital Management, L.P. is 350 California Street, Suite 1460, San Francisco, California 94104.


(d) The information is based on a Schedule 13D filed with the SEC on November 25, 1998 on behalf of Greenway Partners, L.P. and related entities, Alfred
    D. Kingsley and Gary K. Duberstein. The principal business address of Greenway Partners, L.P. is 277 Park Avenue, 27th Floor, New York, New York 10017.

(e) The following table sets forth, as of January 31, 1999, the details of Greyhound common stock deemed beneficially owned by each of Greyhound's directors, Greyhound's chief executive officer and each of its other four most highly compensated executive officers and by all directors and executive officers of Greyhound as a group:

                                                                                          TOTAL
                                                                     GREYHOUND          GREYHOUND
                                                    GREYHOUND       COMMON STOCK       COMMON STOCK
                                                 COMMON STOCK(1)   EQUIVALENTS(2)   BENEFICIALLY OWNED
                                                 ---------------   --------------   ------------------
    Thomas G. Plaskett.........................        3,000            166,834            169,834
    Richard J. Caley...........................        5,000             89,977             94,977
    Linda Chavez...............................        4,967             24,167             29,134
    Craig R. Lentzsch(3).......................       97,709            955,703          1,053,412
    A. A. Meitz................................        3,000             24,167             27,167
    Frank L. Nageotte..........................        1,666             40,834             42,500
    Alfred E. Osborne, Jr.(4)..................       12,999             48,500             61,499
    Stephen M. Peck............................       51,400             34,166             85,566
    Ernest P. Werlin...........................        5,000             46,666             51,666
    Jack W. Haugsland..........................       46,000            442,425            488,425
    J. Floyd Holland(5)........................       16,929            274,050            290,979
    Frederick F. Richards, III.................          311             48,150             48,461
    Mark E. Southerst(5).......................       28,599            118,150            146,749
    All directors and executive officers of
      Greyhound as a group (18 persons)........      318,234          2,801,139          3,119,373

---------------

(1) Includes shares of restricted Greyhound common stock.

(2) Includes: (i) shares of Greyhound common stock issuable under options, warrants or other rights currently exercisable or exercisable within 60 days of January 31, 1999; and (ii) shares of Greyhound common stock issuable upon the conversion of Greyhound preferred stock.

(3) Includes: (i) options currently exercisable or exercisable within 60 days of January 31, 1999 for 950,575 shares of Greyhound common stock; and (ii) 5,128 shares of Greyhound common stock issuable upon the conversion of 1,000 shares of Greyhound preferred stock held by Mr. Lentzsch.

(4) Includes 6,835 shares for which Dr. Osborne disclaims beneficial ownership.

(5) Includes shares currently held by the Greyhound Lines 401(k) trust for the account of Mr. Holland (2,120 shares) and Mr. Southerst (1,499 shares) for which they disclaim beneficial ownership.

                             AVAILABLE INFORMATION

Greyhound is subject to the informational requirements of the Exchange Act. Greyhound files reports, proxy statements and other information with the SEC. You may read and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at:

450 Fifth Street N.W.
Room 1024
Washington, D.C. 20549
7 World Trade Center
Suite 1300
New York, New York 10048
  Citicorp Center
  500 West Madison Street
  Suite 1400
  Chicago, Illinois 60661

You may also obtain copies of such reports, proxy statements and other information from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

You may also read reports, proxy statements and other information relating to Greyhound at the offices of The American Stock Exchange, at 86 Trinity Place, New York, New York 10006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Greyhound hereby incorporates by reference into this Proxy Statement the following documents which have been filed with the SEC: (a) Annual Report on Form 10-K for the year ended December 31, 1997; (b) Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998; and (c) Current Reports on Form 8-K dated October 16, 1998 and January 26, 1999.

All documents and reports filed by Greyhound pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement and on or prior to the date of the special meeting are deemed to be incorporated by reference in this Proxy Statement from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

Any person receiving a copy of this Proxy Statement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Greyhound Lines, Inc., 15110 N. Dallas Parkway, Suite 600, Dallas, Texas 75248, Attention: Investor Relations (telephone number 972-789-7297). A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  LAIDLAW INC.

                       LAIDLAW TRANSIT ACQUISITION CORP.

                                      and

                             GREYHOUND LINES, INC.

                          Dated as of November 5, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               Table of Contents

ARTICLE I
  THE MERGER.................................................................   A-6
  SECTION 1.1    The Merger..................................................   A-6
  SECTION 1.2    Effective Time..............................................   A-6
  SECTION 1.3    Effect of the Merger........................................   A-7
  SECTION 1.4    Certificate of Incorporation, By-Laws.......................   A-7
  SECTION 1.5    Directors and Officers......................................   A-7
  SECTION 1.6    Effect on Capital Stock.....................................   A-7
  SECTION 1.7    Exchange of Certificates....................................   A-8
  SECTION 1.8    Stock Transfer Books........................................  A-10
  SECTION 1.9    No Further Ownership Rights in Company Common Shares........  A-10
  SECTION 1.10   Lost, Stolen or Destroyed Certificates......................  A-10
  SECTION 1.11   Taking of Necessary Action; Further Action..................  A-11
  SECTION 1.12   Stockholders' Meeting.......................................  A-11
  SECTION 1.13   Material Adverse Effect.....................................  A-11
ARTICLE II
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................  A-12
  SECTION 2.1    Organization and Qualification; Subsidiaries................  A-12
  SECTION 2.2    Certificate of Incorporation and By-Laws....................  A-12
  SECTION 2.3    Capitalization..............................................  A-12
  SECTION 2.4    Authority Relative to this Agreement........................  A-13
  SECTION 2.5    No Conflict; Required Filings and Consents..................  A-13
  SECTION 2.6    Compliance..................................................  A-14
  SECTION 2.7    SEC Filings; Financial Statements...........................  A-15
  SECTION 2.8    Absence of Certain Changes or Events........................  A-15
  SECTION 2.9    No Undisclosed Liabilities..................................  A-15
  SECTION 2.10   Absence of Litigation.......................................  A-16
  SECTION 2.11   Employee Benefit Plans, Employment Agreements...............  A-16
  SECTION 2.12   Labor Matters...............................................  A-17
  SECTION 2.13   Restrictions on Business Activities.........................  A-17
  SECTION 2.14   Taxes.......................................................  A-17
  SECTION 2.15   Intellectual Property.......................................  A-19
  SECTION 2.16   Rights Agreement............................................  A-19
  SECTION 2.17   Opinion of Financial Advisor................................  A-19
  SECTION 2.18   Brokers.....................................................  A-19
  SECTION 2.19   Section 203 of the Delaware Law Not Applicable..............  A-19

ARTICLE III
  REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION...................  A-20
  SECTION 3.1    Organization and Qualification; Subsidiaries................  A-20
  SECTION 3.2    Certificate and Articles of Amalgamation and By-Laws........  A-20
  SECTION 3.3    Capitalization..............................................  A-20
  SECTION 3.4    Authority Relative to this Agreement........................  A-21
  SECTION 3.5    No Conflict, Required Filings and Consents..................  A-21
  SECTION 3.6    Compliance..................................................  A-22
  SECTION 3.7    SEC Filings; Financial Statements...........................  A-22
  SECTION 3.8    Absence of Certain Changes or Events........................  A-22
  SECTION 3.9    No Undisclosed Liabilities..................................  A-23
  SECTION 3.10   Absence of Litigation.......................................  A-23
  SECTION 3.11   Labor Matters...............................................  A-23
  SECTION 3.12   Restrictions on Business Activities.........................  A-23
  SECTION 3.13   No Prior Activities; Financing..............................  A-23
  SECTION 3.14   Taxes.......................................................  A-24
  SECTION 3.15   Intellectual Property.......................................  A-25
  SECTION 3.16   Brokers.....................................................  A-25
ARTICLE IV
  ADDITIONAL AGREEMENTS......................................................  A-25
  SECTION 4.1    Preparation of Form S-4; Proxy Statement/Prospectus.........  A-25
  SECTION 4.2    Company Information.........................................  A-25
  SECTION 4.3    Parent Information..........................................  A-26
  SECTION 4.4    Meeting of the Company's Stockholders.......................  A-26
  SECTION 4.5    Reasonable Best Efforts.....................................  A-26
  SECTION 4.6    Letter of the Company's Accountants.........................  A-26
  SECTION 4.7    Letter of Parent's Accountants..............................  A-26
  SECTION 4.8    Stock Exchange Listings.....................................  A-27
  SECTION 4.9    Stock Options...............................................  A-27
  SECTION 4.10   Access to Information; Confidentiality......................  A-27
  SECTION 4.11   Consents; Approvals.........................................  A-28
  SECTION 4.12   Indemnification and Insurance...............................  A-28
  SECTION 4.13   Continuation of Company Employee Plans......................  A-30
  SECTION 4.14   Notification of Certain Matters.............................  A-30
  SECTION 4.15   Further Action..............................................  A-30
  SECTION 4.16   Public Announcements........................................  A-31
  SECTION 4.17   Conveyance Taxes............................................  A-31
  SECTION 4.18   Company Preferred Shares....................................  A-31

ARTICLE V
  CONDUCT OF BUSINESS PENDING THE MERGER.....................................  A-31
  SECTION 5.1    Conduct of Business by the Company Pending the Merger.......  A-31
  SECTION 5.2    No Solicitation.............................................  A-33
ARTICLE VI
  CONDITIONS TO THE MERGER...................................................  A-34
  SECTION 6.1    Conditions to Obligation of Each Party to Effect the
                 Merger......................................................  A-34
  SECTION 6.2    Conditions to Obligations of Parent and Acquisition.........  A-35
  SECTION 6.3    Conditions to Obligation of the Company.....................  A-35
ARTICLE VII
  TERMINATION................................................................  A-35
  SECTION 7.1    Termination.................................................  A-35
  SECTION 7.2    Effect of Termination.......................................  A-36
  SECTION 7.3    Fees and Expenses...........................................  A-36
ARTICLE VIII
  GENERAL PROVISIONS.........................................................  A-37
  SECTION 8.1    Effectiveness of Representations, Warranties and Agreements;
                 Knowledge, Etc..............................................  A-37
  SECTION 8.2    Notices.....................................................  A-37
  SECTION 8.3    Certain Definitions.........................................  A-38
  SECTION 8.4    Amendment...................................................  A-39
  SECTION 8.5    Waiver......................................................  A-39
  SECTION 8.6    Headings....................................................  A-39
  SECTION 8.7    Severability................................................  A-39
  SECTION 8.8    Entire Agreement............................................  A-39
  SECTION 8.9    Assignment; Guarantee of Acquisition Obligations............  A-39
  SECTION 8.10   Parties in Interest.........................................  A-39
  SECTION 8.11   Failure or Indulgence Not Waiver; Remedies Cumulative.......  A-40
  SECTION 8.12   Governing Law...............................................  A-40
  SECTION 8.13   Consent to Jurisdiction and Service of Process..............  A-40
  SECTION 8.14   Counterparts................................................  A-41

                               Table of Schedules

Company Disclosure Schedule

Section 1.5      -- Directors and Officers
Section 2.1      -- Organization and Qualification; Subsidiaries
Section 2.3      -- Capitalization
Section 2.5(a)   -- Material Contracts
Section 2.5(b)   -- Conflicts
Section 2.5(c)   -- Required Filings and Consents
Section 2.6(a)   -- Compliance
Section 2.6(b)   -- Company Permits
Section 2.7      -- SEC Filings
Section 2.8      -- Changes and Events
Section 2.9      -- Undisclosed Liabilities
Section 2.10     -- Litigation
Section 2.11(a)  -- Employee Benefit Plans
Section 2.11(b)  -- Retiree Welfare Benefits; Prohibited Transactions and
                    Compliance
Section 2.11(c)  -- Employee Stock Options
Section 2.11(d)  -- Employment/Severance Agreements
Section 2.12     -- Labor Matters
Section 2.13     -- Restrictions on Business Activities
Section 2.14(b)  -- Taxes
Section 2.15     -- Intellectual Property
Section 4.13(c)  -- Continuation of Company Employee Benefit Plans
Section 5.1      -- Conduct of Business by the Company Pending the Merger
Section 5.1(e)   -- Permitted Acquisitions
Section 5.1(f)   -- Compensation Increases to Officers or Employees

Parent Disclosure Schedule

Section 3.5(a)   -- Conflicts
Section 3.5(b)   -- Required Filings and Consents
Section 3.6      -- Compliance
Section 3.7      -- SEC Filings
Section 3.8      -- Changes and Events
Section 3.9      -- Undisclosed Liabilities
Section 3.10     -- Litigation
Section 3.11     -- Labor Matters
Section 3.12     -- Restrictions on Business Activities
Section 3.14     -- Taxes
Section 3.15     -- Intellectual Property

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 16, 1998 and amended and restated as of November 5, 1998, is among Greyhound Lines, Inc., a Delaware corporation (the "Company"), Laidlaw Inc., a Canadian corporation ("Parent"), and Laidlaw Transit Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"). For the purposes of this Agreement, the date of this Agreement shall be deemed to be October 16, 1998.

     WHEREAS, the Boards of Directors of Parent and Acquisition have each approved the merger of Acquisition with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of the Company (the "Board") (i) determined that the Merger and the transactions contemplated thereby are fair to and in the best interests of the Company and its stockholders and (ii) on the terms and subject to the provisions hereinafter set forth, approved this Agreement and the transactions contemplated hereby and resolved to recommend the adoption of this Agreement by the stockholders of the Company; and

     WHEREAS, the Company, Parent and Acquisition desire to amend and restate the Agreement on the terms and subject to the conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1  The Merger.

     (a) Effective Time. At the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement and the Delaware General Corporation Law (the "Delaware Law"), Acquisition shall be merged with and into the Company, the separate corporate existence of Acquisition shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within one business day) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Jones, Day, Reavis & Pogue, Dallas, Texas, unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date").

     SECTION 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the Delaware Law (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the Delaware Law (the time of such filing being the "Effective Time").

     SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Acquisition shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     SECTION 1.4  Certificate of Incorporation, By-Laws.

     (a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended to become identical to the Certificate of Incorporation of Acquisition, as in effect immediately prior to the Effective Time; provided, however, that such amendment to the Certificate of Incorporation of the Surviving Corporation shall not amend (i) the name of the Surviving Corporation (ii) the terms of the Company Preferred Shares (as defined in Section 1.6(a)(ii)) provided in the Certificate of Designations with respect to the Company Preferred Shares, (iii) the voting rights as specified in Article Fourth of the Certificate of Incorporation of the Company with respect to the Company Preferred Shares and (iv) the provisions regarding indemnification and insurance as described in Section 4.12.

     (b) By-Laws. The By-Laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by the Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 1.5 Directors and Officers. The directors of Acquisition immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and, except as set forth in Section 1.5 of the Company Disclosure Schedule, the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition, the Company or the holders of any of the following securities:

          (a) Conversion of Securities.

                  (i) Each share of common stock, par value $.01 per share of the Company (each a "Company Common Share" and collectively, the "Company Common Shares") issued and outstanding immediately prior to the Effective Time (excluding any Company Common Shares to be canceled pursuant to Section 1.6(c)) shall be converted into the right to receive $6.50 in value (the "Merger Consideration"). The Merger Consideration shall be payable in cash, subject to Parent's option in Section 1.6(b) below.

                  (ii) Each share of 8 1/2% Convertible Exchangeable Preferred Stock, par value $.01 per share, of the Company (each a "Company Preferred Share" and collectively, the "Company Preferred Shares") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and have, as to the Surviving Corporation, the identical powers, preferences, rights, qualifications, limitations and restrictions as such Company Preferred Shares presently have.

     (b) Option to Substitute Parent Common Shares. Parent, in its sole discretion, may elect to satisfy up to $4.00 of the Merger Consideration with shares of common stock, no par value, of Parent ("Parent Common Shares"), having a value determined by reference to the Parent Share Price (as defined below) equal to the portion of the Merger Consideration to be satisfied with such shares (the "Stock Election Value"). Parent must make such election prior to the opening for trading on the fifth trading day prior to the date of the Special Meeting (as defined in Section 1.12) by issuing a press release to the Dow Jones News Service indicating such election. Parent will substantially simultaneously notify the Company of such election. "Parent Share Price" shall mean the weighted average price (rounded to the nearest one hundred thousandth) of Parent Common Shares on the Toronto Stock Exchange (the "TSE") and the New York Stock Exchange (the "NYSE") for the five trading days immediately preceding the fifth trading day prior to the date of the Special Meeting. For purposes of determining the Parent Share Price, transactions occurring on the TSE shall be translated into U.S. dollars based on the noon buying rate in New York City for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on the date of such transaction. The number of Parent Common Shares (rounded to the nearest one hundred thousandth) having a value equal to the Stock Election Value is referred to as the "Stock Merger Consideration," and the amount of cash equal to $6.50 less the Stock Election Value is referred to as the "Cash Merger Consideration."

     (c) Cancellation. Each Company Common Share held in the treasury of the Company and each Company Common Share owned by Parent, Acquisition or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

     (d) Capital Stock of Acquisition. Each share of common stock, $.01 par value, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation.

     SECTION 1.7  Exchange of Certificates.

     (a) Paying Agent and Procedures. Prior to the Effective Time, a bank or trust company shall be designated by Parent (the "Paying Agent") to act as agent in connection with the Merger to receive the Merger Consideration to which holders of Company Common Shares shall become entitled pursuant to Section 1.6. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of a certificate or certificates (the "Certificates") that, prior to the Effective Time, represented Company Common Shares, a customary form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration in exchange therefor. Upon the surrender of each such Certificate which represented Company Common Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Paying Agent shall deliver to the holder of such Certificate in exchange therefor (i) the Cash Merger Consideration multiplied by the number of Company Common Shares formerly represented by such Certificate and
(ii) if applicable, and subject to Section 1.7(f), the Stock Merger Consideration multiplied by the number of Company Common Shares formerly represented by such Certificate, and such Certificate shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate (other than

Certificates representing Company Common Shares canceled pursuant to Section 1.6(c)) shall represent solely the right to receive the Merger Consideration. No interest shall be paid or accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

     (b) Consideration. At the Effective Time, Parent or Acquisition shall deposit, or cause to be deposited, in trust with the Paying Agent for the benefit of the holders of Company Common Shares the Merger Consideration to which holders of Company Common Shares shall be entitled at the Effective Time pursuant to Section 1.6 hereof.

     (c) Investment of Merger Consideration. The Cash Merger Consideration shall be invested by the Paying Agent, as directed by Parent, provided such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Service, Inc. or Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having at least $25,000,000,000 in assets.

     (d) Termination of Duties. Promptly following the date which is six months after the Effective Time, Parent will cause the Paying Agent to deliver to the Surviving Corporation all cash and documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to Parent and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without any interest thereon.

     (e) No Liability. Neither Parent, Acquisition nor the Company shall be liable to any holder of Company Common Shares for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) No Certificates For Small Lots or Fractional Shares.

          (i) No certificates or scrip representing (A) less than 100 Parent Common Shares or (B) fractional Parent Common Shares shall be issued upon the surrender for exchange of Certificates that immediately prior to the Effective Time represented Company Common Shares which have been converted pursuant to Section 1.6, and such interests will not entitle the surrendering Certificate holder to vote or to any rights of a shareholder of Parent.

          (ii) As promptly as practicable following the Effective Time, the Paying Agent shall determine the aggregate number of Parent Common Shares with respect to which certificates or scrip will not be issued pursuant to
     Section 1.7(f)(i)(A) or (B) (after taking into account all Company Common Shares held at the Effective Time by such holder) (collectively, the "Excess Shares") and, on behalf of former holders of Certificates representing Company Common Shares shall sell the Excess Shares at then-prevailing prices on the NYSE, all in the manner provided in Section 1.7(f)(iii).

          (iii) The sale of the Excess Shares by the Paying Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Paying Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Paying Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing Company Common Shares, the Paying Agent shall hold such proceeds in trust for such holders (the "Excess Shares Trust"). Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Paying Agent, incurred in connection with such sale of the Excess Shares.

          (iv) The Paying Agent shall determine the portion of the Excess Shares Trust to which each former holder of Company Common Shares is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Excess Shares Trust by the quotient (rounded to the nearest one hundred thousandth) of the number of Parent Common Shares such former holder of Company Common Shares would have been entitled to receive pursuant to
     Section 1.6 hereof but for the provisions of Section 1.7(f) hereof divided by the aggregate number of Excess Shares. As soon as practicable after such determination, the Paying Agent shall make available such amounts to such holders of Certificates formerly representing Company Common Shares subject to and in accordance with the terms of this Agreement.

     (g) Withholding Rights. Parent or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. Any such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares in respect of which such deduction and withholding was made by Parent or the Paying Agent.

     SECTION 1.8 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Shares thereafter on the records of the Company or the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     SECTION 1.9 No Further Ownership Rights in Company Common Shares. The Merger Consideration delivered upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been issued and/or paid, as the case may be, in full satisfaction of all rights pertaining to the Company Common Shares formerly represented by such Certificates.

     SECTION 1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of the Merger Consideration, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     SECTION 1.11 Taking of Necessary Action; Further Action. Subject to Sections 1.12 and 5.2 and Article VII hereof, each of Parent, Acquisition and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquisition, the officers and directors of the Company and Acquisition immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     SECTION 1.12 Stockholders' Meeting. The Company, acting through the Board, shall in accordance with applicable law and subject to the fiduciary duties of the Board (as determined by the Board after consultation with counsel), as soon as practicable following the date of this Agreement:

          (a) duly call, give notice of, convene and hold an annual or special meeting of its stockholders on a date to be determined by the Board and reasonably satisfactory to Parent, but in no event later than March 31, 1999 (the "Special Meeting") for the purpose of considering and taking action upon this Agreement;

          (b) include in the Proxy Statement/Prospectus (as defined in Section 4.1) the recommendation of the Board that stockholders of the Company vote in favor of the adoption of this Agreement; and

          (c) use its reasonable best efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement/Prospectus and, after consultation with Parent, respond promptly to any comments made by the Securities and Exchange Commission (the "SEC") with respect to the Proxy Statement/Prospectus and any preliminary version thereof and cause the Proxy Statement/Prospectus to be mailed to its stockholders at the earliest practicable time and (ii) to obtain the necessary approvals by its stockholders of this Agreement.

At the Special Meeting, Parent and Acquisition will vote all Company Common Shares owned by them in favor of the adoption of this Agreement.

     SECTION 1.13 Material Adverse Effect. When used in connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, or Parent and its subsidiaries, as the case may be, in each case taken as a whole, other than any such changes, effects or circumstances: (i) set forth or contemplated by the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent (the "Company Disclosure Schedule") or the written disclosure schedule delivered on or prior to the date hereof, by Parent to the Company (the "Parent Disclosure Schedule"), as the case may be; (ii) set forth or described in the Company Filed SEC Reports (as defined in Section 2.8) or the Parent Filed SEC Reports (as defined in Section 3.8), as the case may be; or (iii) affecting the scheduled intercity bus transportation industry or the North American economy generally.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as disclosed in the Company Filed SEC Reports or as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Parent and Acquisition that:

     SECTION 2.1 Organization and Qualification; Subsidiaries. The Company and each of its significant subsidiaries (as that term is defined in Rule 1-02 of Regulation S-X) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate or similar power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect. The Company and each of its significant subsidiaries is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not in the aggregate have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of organization of each subsidiary and the percentage of each significant subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.1 of the Company Disclosure Schedule. Except as set forth in Section 2.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or legal entity, with respect to which interest the Company or any of its subsidiaries has invested or is required to invest $1,000,000 or more, excluding securities held by trusteed benefit plans and trusts.

     SECTION 2.2 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and By-Laws, and has furnished or made available to Parent the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of each of its subsidiaries (the "Subsidiary Documents"), in each case as amended to the date of this Agreement. Such Certificate of Incorporation, By-Laws and Subsidiary Documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of such documents.

     SECTION 2.3 Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 Company Common Shares and (ii) 10,000,000 shares of preferred stock, $.01 par value per share, including (A) 2,760,000 Company Preferred Shares, and (B) 2,000,000 shares of Series A Junior Preferred Stock, $.01 par value. As of September 30, 1998: (i) 60,137,650 Company Common Shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and 109,192 Company Common Shares were held in treasury, (ii) no Company Common Shares were held by subsidiaries of the Company, (iii) 6,769,021 Company Common Shares were reserved for future issuance pursuant to outstanding stock options granted under the Company Stock Option Plans (as defined in Section 4.9), 12,307,692 Company Common Shares were reserved for issuance upon conversion of the Company Preferred Shares and 792,242 Company Common Shares were reserved for issuance upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures due March 31, 2007, (iv) 2,400,000 Company Preferred Shares were issued and outstanding, and (v) no shares of the Company's Series A Junior Preferred Stock were issued and outstanding. No material change in such capitalization has occurred between September 30, 1998 and the date hereof. Except as set forth in this Section 2.3 or Section 2.11 or in the related sections of the Company Disclosure Schedule, there are no options, warrants or other similar rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All of the Company Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in Section 2.3 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Common Shares or Company Preferred Shares or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of leases and bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth in Sections 2.1 and 2.3 of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another subsidiary of the Company free and clear of all security interests, liens, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

     SECTION 2.4 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the holders of at least a majority of the outstanding Company Common Shares and the outstanding Company Preferred Shares (voting together as one class) entitled to vote in accordance with the Delaware Law and the Company's Certificate of Incorporation and By-Laws). As of the date of this Agreement, the Board of Directors of the Company has determined that the Merger and the transactions contemplated thereby, upon the terms and subject to the conditions of this Agreement, are fair to and in the best interests of the Company and its stockholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition, and adoption of the Agreement by the requisite vote of the stockholders of the Company, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     SECTION 2.5  No Conflict; Required Filings and Consents.

     (a) Section 2.5(a) of the Company Disclosure Schedule includes a list of all agreements to which the Company or any of its subsidiaries is a party or by which any of them is bound which, as of the date of this Agreement: (i) are required to be filed as "material contracts" with the SEC pursuant to the requirements of the Exchange Act; (ii) under which the consequences of a default, nonrenewal or termination would have a Material Adverse Effect on the Company; or (iii) pursuant to which payments might be required or acceleration of benefits may be required upon a "change of control" of the Company (collectively, the "Material Contracts").

     (b) Except as set forth in Section 2.5(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree in effect as of the date of this Agreement applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Material Adverse Effect.

     (c) Except as set forth in Section 2.5(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("Blue Sky Laws"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and the filing and recordation of appropriate merger or other documents as required by the Delaware Law, (ii) the applicable requirements of the United States Department of Transportation Surface Transportation Board ("STB"), and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, and would not otherwise in the aggregate have a Material Adverse Effect.

     SECTION 2.6  Compliance.

     (a) Except as disclosed in Section 2.6(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law (including, without limitation, environmental laws), rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any Material Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not in the aggregate have a Material Adverse Effect.

     (b) Section 2.6(b) of the Company Disclosure Schedule sets forth a list of all motor carrier operating authorities from governmental authorities that are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is being conducted as of the date of this Agreement (collectively, the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 2.7  SEC Filings; Financial Statements.

     (a) Except as set forth in Section 2.7 of the Company Disclosure Schedule, the Company has filed all forms, reports and documents required to be filed with the SEC and has made available to Parent (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1996 and 1997, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1998, (iv) all other reports or registration statements filed by the Company with the SEC since January 1, 1998, and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC since January 1, 1998 (collectively, the "Company SEC Reports"). Except as disclosed in Section 2.7 of the Company Disclosure Schedule, the Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, as in effect on the date such Company SEC Reports were filed, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 2.7 of the Company Disclosure Schedule, none of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     SECTION 2.8  Absence of Certain Changes or Events. Except as set forth in
Section 2.8 of the Company Disclosure Schedule or the Company SEC Reports filed and publicly available prior to the date of this Agreement (the "Company Filed SEC Reports"), since January 1, 1998, the Company has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect;
(ii) any amendments or changes in the Certificate of Incorporation or By-laws of the Company; (iii) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that would have a Material Adverse Effect; (iv) any material change by the Company in its accounting methods, principles or practices; (v) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any other action or event that would have required the consent of Parent pursuant to Section 5.1 had such action or event occurred after the date of this Agreement; or (vii) any sale of a material amount of property of the Company or any of its subsidiaries, except in the ordinary course of business.

     SECTION 2.9  No Undisclosed Liabilities. Except as is disclosed in Section
2.9 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise, including, without limitation, environmental liabilities arising under environmental laws), except liabilities (i) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) as of June 30, 1998 (the "1998 Company Balance Sheet"), (ii) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the 1998 Company Balance Sheet, (iii) incurred since June 30, 1998 in the ordinary course of business consistent with past practice, (iv) incurred in connection with this Agreement, (v) disclosed in the Company Filed SEC Reports or (vi) which would not have a Material Adverse Effect.

     SECTION 2.10 Absence of Litigation. Except as set forth in Section 2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, overtly threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that would have a Material Adverse Effect.

     SECTION 2.11  Employee Benefit Plans, Employment Agreements.

     (a) Section 2.11 (a) of the Company Disclosure Schedule lists (i) all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all material employee welfare plans (as defined in Section 3(1) of ERISA) and all other material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement and severance plans, programs or arrangements, and any material employment, executive compensation, consulting or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of or consultant to the Company or any subsidiary of the Company other than a multiemployer plan as defined in Section 3(37) of ERISA ("Multiemployer Plan") (collectively the "Company Employee Plans") and (ii) each Multiemployer Plan to which the Company or any subsidiary of the Company has an obligation to contribute. There have been made available to Parent copies of (A) each such written Company Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), (B) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, and (C) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA. For purposes of this Section 2.11(a), the term "material," used with respect to any Company Employee Plan, shall mean that the Company or a subsidiary of the Company has incurred or may incur obligations in an annual amount exceeding $1,000,000 with respect to such Company Employee Plan.

     (b) (i) Except as set forth in Section 2.11(b) of the Company Disclosure Schedule, none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) to the knowledge of the Company, there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Company Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Company Employee Plans; (iv) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust established under such a Company Employee Plan intended to be exempt from tax under Section 501(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service ("IRS"), and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code, or the terms of the Company Employee Plans or any collective bargaining agreement, have been made on or before their due dates; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither the Company nor any subsidiary of the Company has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation ("PBGC") arising in the ordinary course).

     (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds any Stock Option (as defined in Section 4.9) as of the date of this Agreement, together with the number of shares of Company Common Stock subject to such Stock Option, the option price of such Stock Option (to the extent determined as of the date hereof), whether such Stock Option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such Stock Option.

     (d) Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list of (i) all written employment agreements with officers of the Company or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating the Company or any of its subsidiaries to make annual cash payments in an amount exceeding $200,000; (iii) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $300,000 to any individual, excluding programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its employees which contain change in control provisions.

     SECTION 2.12 Labor Matters. Except as set forth in Section 2.12 of the Company Disclosure Schedule, (i) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (ii) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which would in the aggregate have a Material Adverse Effect.

     SECTION 2.13 Restrictions on Business Activities. Except for this Agreement or as set forth in Section 2.13 of the Company Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon and specifically applicable to the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company, except for any prohibitions or impairments as would not in the aggregate have a Material Adverse Effect.

     SECTION 2.14  Taxes.

     (a) For purposes of this Agreement, (i) "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation premiums, windfall profits, transfer and gains taxes and interest, penalties, additional taxes and additions to tax imposed with respect thereto and (ii) "Tax Returns" shall mean returns, reports, estimates and information returns and statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

     (b) Other than as disclosed in Section 2.14(b) of the Company Disclosure
Schedule:

          (i) The Company and each of its subsidiaries (for such periods as each subsidiary was owned, directly or indirectly, by the Company), have filed all federal income Tax Returns and all other material Tax Returns required to be filed by it (taking into account all applicable extensions), and all such Tax Returns are complete and correct in all material respects, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The Company and each of its subsidiaries has paid, or the Company has paid or caused to be paid on its subsidiaries' behalf, all Taxes shown as due on such Tax Returns and all material Taxes for which no Tax Return was required to be filed. The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

          (ii) No material Tax Return of the Company or any of its subsidiaries is under audit or examination by any taxing authority or the subject of any pending court proceeding, and no written notice of such an audit or examination has been received by the Company or any of its subsidiaries. Each material deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. No material issue relating to Taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination. None of the federal income Tax Returns of the Company or any of its subsidiaries consolidated in such Tax Returns for any period have been examined by the IRS.

          (iii) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material Taxes and no power of attorney with respect to any material Taxes has been executed or filed with any taxing authority.

          (iv) No material liens for Taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory liens for Taxes not yet due.

          (v) The accruals and reserves for Taxes (including deferred taxes) reflected in the 1998 Company Balance Sheet are in all material respects adequate (and until the Closing Date will continue to be adequate) to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

          (vi) The Company and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

          (vii) Neither the Company nor any of its subsidiaries has engaged in any inter-company transactions within the meaning of Treasury Regulation
     Section 1.1502-13 for which any income or gain will be recognized (as a result of the Merger or otherwise) during any taxable period ending on or before the Closing Date.

     SECTION 2.15 Intellectual Property. Except as set forth in Section 2.15 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries owns any material patents, trademarks, trade names, service marks, copyrights, and any applications therefor ("Intellectual Property"). Except as set forth in
Section 2.15 of the Company Disclosure Schedule, the Company and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property used in the business of the Company and its subsidiaries as currently conducted, except as would not have a Material Adverse Effect.

     SECTION 2.16 Rights Agreement. Concurrently with the execution and delivery of this Agreement, the Company has taken all action necessary in order to (i) render the Amended and Restated Rights Agreement dated as of April 18, 1997 between the Company and Mellon Securities Trust Company, as Rights Agent (the "Rights Agreement") inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (a) neither Parent or Acquisition is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement and (b) a Distribution Date (as defined in the Rights Agreement) does not occur solely by reason of the execution of this Agreement, the consummation of the Merger or the consummation of the other transactions contemplated by this Agreement.

     SECTION 2.17 Opinion of Financial Advisor. The Board has received the opinion of the Company's financial advisor, Bear, Stearns & Co. Inc. ("Bear Stearns"), to the effect that, as of the date of this Agreement, the Merger Consideration to be received by the holders of Company Common Shares and Company Preferred Shares (other than Parent and its affiliates) pursuant to the Merger is fair, from a financial point of view, to such holders.

     SECTION 2.18 Brokers. No broker, finder or investment banker (other than Bear Stearns) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Bear Stearns pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

     SECTION 2.19 Section 203 of the Delaware Law Not Applicable. The Board has taken all actions so that the provisions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION

     Except as disclosed in the Parent Filed SEC Reports or as set forth in the Parent Disclosure Schedule, Parent and Acquisition hereby, jointly and severally, represent and warrant to the Company that:

     SECTION 3.1 Organization and Qualification; Subsidiaries. Parent and each of its significant subsidiaries (as that term is defined in Rule 1-02 of Regulation S-X) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate or similar power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect. Parent and each of its significant subsidiaries is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not in the aggregate have a Material Adverse Effect.

     SECTION 3.2 Certificate and Articles of Amalgamation and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of its Certificate and Articles of Amalgamation and By-Laws, in each case as amended to the date of this Agreement. Such Certificate and Articles of Amalgamation and By-Laws are in full force and effect. Parent is not in violation of any of the provisions of such documents.

     SECTION 3.3 Capitalization. As of September 30, 1998, the authorized capital stock of Parent consisted of (i) an unlimited number of Parent Common Shares, of which 330,156,836 shares were issued and outstanding; (ii) an unlimited number of Preference Shares, of which 558,070 shares of 5% Cumulative Convertible First Preference Shares Series G (the "Parent Preferred Shares") were issued and outstanding. As of September 30, 1998, 8,722,800 Parent Common Shares were reserved for issuance upon the exercise of stock options, 575,999 Parent Common Shares were reserved for issuance upon the exercise of certain warrants, and no Parent Common Shares were held by Parent in its treasury. No material change in such capitalization has occurred between September 30, 1998 and the date hereof. All outstanding Parent Common Shares and Parent Preferred Shares are validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. Except for Parent's market support obligations to purchase up to 20,000 Parent Preferred Shares per year at a price of up to $20 per share, there are no obligations, contingent or otherwise, of Parent to repurchase, redeem or otherwise acquire any of the capital stock of Parent or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Parent's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Parent or another subsidiary of Parent free and clear of all security interests, liens, claims, pledges, agreements, limitations on Parent's voting rights, charges or other encumbrances of any nature whatsoever. The Parent Common Shares issuable in connection with the Merger are duly authorized and reserved and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights.

     SECTION 3.4 Authority Relative to this Agreement. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Acquisition and the consummation by Parent and Acquisition of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. As of the date of this Agreement, the Board of Directors of Parent has determined that the Merger, upon the terms and subject to the conditions of this Agreement, is advisable and in the best interest of Parent's stockholders. This Agreement has been duly and validly executed and delivered by Parent and Acquisition and adopted by Parent as the sole stockholder of Acquisition and, assuming the due authorization, execution and delivery by the Company and adoption of the Agreement by the requisite vote of the stockholders of the Company, constitutes a valid and binding obligation of Parent and Acquisition enforceable against each of them in accordance with its terms.

     SECTION 3.5  No Conflict, Required Filings and Consents.

     (a) Except as set forth in Section 3.5(a) of Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Acquisition do not, and the performance of this Agreement by Parent and Acquisition will not, (i) conflict with or violate the Certificate and Articles of Amalgamation, Certificate of Incorporation or By-Laws (or other constituent instruments) of Parent or Acquisition, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree in effect as of the date of this Agreement applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Parent Contract (as defined in Section 3.6), or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not in the aggregate have a Material Adverse Effect.

     (b) Except as set forth in Section 3.5(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Acquisition does not, and the performance of this Agreement by Parent and Acquisition will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the HSR Act, and the filing and recordation of appropriate merger or other documents as required by the Delaware Law, (ii) the applicable requirements of the STB, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay

Parent or Acquisition from performing their respective obligations under this Agreement, and would not otherwise in the aggregate have a Material Adverse Effect.

     SECTION 3.6 Compliance. Except as disclosed in Section 3.6 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law (including, without limitation, environmental laws), rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any agreement (A) required to be filed as "material contracts" with the SEC pursuant to the requirements of the Exchange Act or (B) under which the consequences of a default, nonrenewal or termination would have a Material Adverse Effect on the Parent (collectively, the "Material Parent Contracts") to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not in the aggregate have a Material Adverse Effect.

     SECTION 3.7  SEC Filings; Financial Statements.

     (a) Except as set forth in Section 3.7 of the Parent Disclosure Schedule, Parent has filed all forms, reports and documents required to be filed with the SEC and has made available to the Company (i) its Annual Reports on Form 10-K for the fiscal years ended August 31, 1996 and 1997, (ii) its Quarterly Reports on Form 10-Q for the periods ended November 30, 1997, February 28, 1998 and May 31, 1998, (iii) all other reports or registration statements filed by Parent with the SEC since September 1, 1997, and (iv) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC since September 1, 1997 (collectively, the "Parent SEC Reports"). Except as disclosed in Section 3.7 of the Parent Disclosure Schedule, the Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, as in effect on the date such Parent SEC Reports were filed (including the reconciliation of all financial statements to United States generally accepted accounting principles), and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.7 of the Parent Disclosure Schedule, none of the Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     SECTION 3.8  Absence of Certain Changes or Events. Except as set forth in
Section 3.8 of Parent Disclosure Schedule or the Parent SEC Reports filed and publicly available prior to the date of this Agreement (the "Parent Filed SEC Reports"), since September 1, 1997, Parent has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect;
(ii) any amendments or changes in the Certificate and Articles of Amalgamation or By-Laws of Parent; (iii) any damage to, destruction or loss of any asset of the Parent (whether or not covered by insurance) that would have a Material Adverse Effect;
(iv) any material change by Parent in its accounting methods, principles or practices; (v) any material revaluation by Parent of any of its assets, including, without limitation, writing down the value of the inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (vi) any sale of a material amount of property of Parent or any of its subsidiaries, except in the ordinary course of business.

     SECTION 3.9  No Undisclosed Liabilities. Except as is disclosed in Section
3.9 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise, including, without limitation, environmental liabilities arising under environmental laws), except liabilities (i) in the aggregate adequately provided for in Parent's unaudited balance sheet (including any related notes thereto) as of May 31, 1998 (the "1998 Parent Balance Sheet"), (ii) incurred in the ordinary course of business and not required under Canadian generally accepted accounting principles to be reflected on the 1998 Parent Balance Sheet, (iii) incurred since May 31, 1998 in the ordinary course of business consistent with past practice, (iv) incurred in connection with this Agreement, (v) disclosed in the Parent Filed SEC Reports or (vi) which would not have a Material Adverse Effect.

     SECTION 3.10 Absence of Litigation. Except as set forth in Section 3.10 of the Parent Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, overtly threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that would have a Material Adverse Effect.

     SECTION 3.11 Labor Matters. Except as set forth in Section 3.11 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries which would in the aggregate have a Material Adverse Effect.

     SECTION 3.12 Restrictions on Business Activities. Except for this Agreement or as set forth in Section 3.12 of the Parent Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon and specifically applicable to Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as proposed to be conducted by Parent, except for any prohibitions or impairments as would not in the aggregate have a Material Adverse Effect.

     SECTION 3.13  No Prior Activities; Financing.

     (a) Acquisition was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Acquisition has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     (b) Acquisition has (and Parent will cause Acquisition to have) available to it funds necessary to satisfy its obligations hereunder including, without limitation, the obligation to pay the Cash Merger Consideration pursuant to the Merger and to pay all related fees and expenses in connection with the Merger.

     SECTION 3.14 Taxes. Other than as disclosed in Section 3.14 of the Parent Disclosure Schedule:

     (a) Parent and each of its subsidiaries (for such periods as each subsidiary was owned, directly or indirectly, by Parent), have filed all federal income Tax Returns and all other material Tax Returns required to be filed by it, (taking into account all applicable extensions) and all such Tax Returns are complete and correct in all material respects, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Parent and each of its subsidiaries has paid, or the Parent has paid or caused to be paid on its subsidiaries' behalf, all Taxes shown as due on such Tax Returns and all material Taxes for which no Tax Return was required to be filed. The most recent financial statements contained in the Parent Filed SEC Reports reflect an adequate reserve in accordance with Canadian generally accepted accounting principles for all Taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

     (b) No material Tax Return of Parent or any of its subsidiaries is under audit or examination by any taxing authority or the subject of any pending court proceeding, and no written notice of such an audit or examination has been received by Parent or any of its subsidiaries. Each material deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. No material issue relating to Taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination. None of the federal income Tax Returns of Parent or any of its subsidiaries consolidated in such Tax Returns for any period have been examined by the IRS.

     (c) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority.

     (d) No material liens for Taxes exist with respect to any assets or properties of Parent or any of its subsidiaries, except for statutory liens for Taxes not yet due.

     (e) The accruals and reserves for Taxes (including deferred taxes) reflected in the 1998 Parent Balance Sheet are in all material respects adequate (and until the Closing Date will continue to be adequate) to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with Canadian generally accepted accounting principles.

     (f) Parent and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

     (g) Neither Parent nor any of its subsidiaries has engaged in any inter-company transactions within the meaning of Treasury Regulation Section 1.1502-13 for which any income or gain will be recognized (as a result of the Merger or otherwise) during any taxable period ending on or before the Closing Date.

     SECTION 3.15 Intellectual Property. Except as set forth in Section 3.15 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries owns any material Intellectual Property. Except as set forth in Section 3.15 of the Parent Disclosure Schedule, Parent and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property used in the business of Parent and its subsidiaries as currently conducted, except as would not have a Material Adverse Effect.

     SECTION 3.16 Brokers. No broker, finder or investment banker (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS

     SECTION 4.1 Preparation of Form S-4; Proxy Statement/Prospectus. As soon as practicable following the date of this Agreement, the Company and Parent shall jointly prepare and the Company shall file with the SEC a preliminary proxy statement relating to the Special Meeting, and Parent shall prepare and file with the SEC a registration statement on Form S-4 (the "Form S-4"), in which such preliminary proxy statement will be included as a preliminary prospectus (such proxy statement, together with the prospectus relating to Parent Common Shares, in each case as amended or supplemented from time to time, is referred to herein as the "Proxy Statement/Prospectus"). Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Shares in the Merger, if applicable, and the Company shall furnish all information concerning the Company and the holders of the Company Common Shares and Company Preferred Shares as may be reasonably requested in connection with any such action.

     SECTION 4.2 Company Information. The Company agrees that none of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to the Company's stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

     SECTION 4.3 Parent Information. Parent agrees that none of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus is first mailed to the Company's stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except with respect to statements made or incorporated by reference in either the Form S-4 or the Proxy Statement/Prospectus based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

     SECTION 4.4 Meeting of the Company's Stockholders. The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene the Special Meeting to consider and vote upon the adoption of this Agreement. Subject to Section 1.12, the Company will, through the Board, recommend to its stockholders adoption of this Agreement. Without limiting the generality of the foregoing, the Company agrees that, subject to its right to terminate this Agreement pursuant to Section 7.1, its obligations pursuant to the first sentence of Section 4.4 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 5.2(a)) or (ii) the withdrawal or modification by the Board of its approval or recommendation of this Agreement or the Merger. Subject to Section 1.12 hereof, the Company will use its reasonable best efforts to obtain the favorable vote of its stockholders as soon as practicable after the date hereof.

     SECTION 4.5 Reasonable Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, appropriate or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. Notwithstanding any other provision hereof, the Company's obligations under this
Section 4.5 and any other provision hereof will in all events be subject to its right to terminate this Agreement in accordance with Section 7.1, whereupon the Company will have no further obligations hereunder or otherwise, including, without limitation, under Sections 1.11, 4.1, 4.4, 4.10, 4.11, 4.14, 4.15 and this Section 4.5.

     SECTION 4.6 Letter of the Company's Accountants. The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of Arthur Andersen LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of Arthur Andersen LLP dated a date within two business days before the date of the Special Meeting, addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 4.7 Letter of Parent's Accountants. Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of PricewaterhouseCoopers LLP dated a date within two business days before the date of the Special Meeting, addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 4.8 Stock Exchange Listings. Parent shall use its best efforts to cause the Parent Common Shares to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     SECTION 4.9 Stock Options. On or prior to the Effective Time, the Company will use its reasonable best efforts to cause holders of options to purchase Company Common Shares (a "Stock Option") outstanding under the Company's 1995 Long Term Stock Incentive Plan, the Company's 1998 Non-Officer Long Term Stock Incentive Plan, the Company's 1991 Management Stock Option Plan, the Company's 1998 Directors' Stock Incentive Plan, the Company's 1993 Management Incentive Stock Option Plan, the Company's 1993 Non-Employee Director Stock Option Plan, the Company's 1995 Director Stock Incentive Plan, the Charles A. Lynch Stock Option Plan, the Robert B. Gill Stock Option Plan and the Thomas F. Meagher Stock Option Plan (the "Company Stock Option Plans") or pursuant to any other stock option plan or agreement entered into by the Company with any employee of or consultant to the Company or any subsidiary thereof listed on Section 2.11(c) of the Company Disclosure Schedule, whether or not then exercisable, to enter into an agreement to cancel such Stock Options in exchange for an amount in cash equal to the product of (i) the number of Company Common Shares previously subject to such Stock Option multiplied by (ii) the excess, if any, of $6.50 over the exercise price per share of Company Common Shares previously subject to such Stock Option less applicable withholding taxes. Notwithstanding anything contained in this Agreement to the contrary, (i) the options to purchase Company Common Shares granted under the Company's 1998 Stock Option Plan for ATU Represented Drivers and Mechanics (the "ATU Option Plan") will be treated in the Merger in the manner provided in the ATU Option Plan and (ii) the Company shall not be obligated to use its reasonable best efforts to seek to cause a holder of a Stock Option having an exercise price of more than $6.50 to enter into an agreement as contemplated by this Section 4.9.

     SECTION 4.10  Access to Information; Confidentiality.

     (a) So long as this Agreement remains in effect, upon reasonable notice and subject to restrictions contained in any applicable confidentiality agreements to which such party is subject, the Company shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent or Acquisition reasonable access, during normal business hours, to all its properties, books, contracts, commitments and records and, the Company shall (and shall cause each of its subsidiaries to) furnish as promptly as practicable to Parent or Acquisition all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Parent and Acquisition shall keep such information confidential in accordance with the terms of the confidentiality letter dated June 30, 1998 (the "Confidentiality Letter"), between Parent and the Company.

     (b) So long as this Agreement remains in effect, upon reasonable notice and subject to restrictions contained in any applicable confidentiality agreements to which such party is subject,

Parent shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the Company reasonable access, during normal business hours, to all its properties, books, contracts, commitments and records and, Parent shall (and shall cause each of its subsidiaries to) furnish as promptly as practicable to the Company all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. The Company shall keep such information confidential in accordance with the terms of the Confidentiality Letter.

     SECTION 4.11 Consents; Approvals. The Company and Parent shall each use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, the STB approval and all other United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with the STB and other United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. If applicable, as promptly as practicable after the date of this Agreement, the Company and Parent shall file notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby and shall respond as promptly as practicable to any inquiries received from the STB, the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters. The Company and Parent shall furnish all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

     SECTION 4.12  Indemnification and Insurance.

     (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification, exculpation and advancement of expenses set forth in the Certificate of Incorporation and By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of three years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were present or former directors, officers, employees or agents of the Company, unless such modification is required by law.

     (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Parent and the Surviving Corporation shall, jointly and severally, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, brought or filed, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions or alleged acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the respective Certificate of Incorporation or By-Laws of the Company or the subsidiaries or any applicable contract or agreement as in effect on the date of this Agreement, in each case for a period of five years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such five-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The indemnity agreements of Parent and the Surviving Corporation in this Section 4.12(b) shall extend on the same terms to, and shall inure to the benefit of and shall be enforceable by, each person or entity who controls, or in the past controlled, any present or former director, officer or employee of the Company or any of its subsidiaries.

     (c) The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the Effective Time.

     (d) For a period of five years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) on terms (including the amounts of coverage and the amounts of deductibles, if any) that are comparable to the terms now applicable to directors and officers of Parent, or, if more favorable to the Company's directors and officers, the terms now applicable to them under the Company's current policies; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 300% of the annual premium currently paid by the Company for such coverage; and provided further, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy if available with the greatest coverage available for such 300% of the annual premium.

     (e) From and after the Effective Time, Parent shall guarantee the obligations of the Surviving Corporation under this Section 4.12.

     (f) This Section 4.12 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties. In the event that Parent or the Surviving Corporation or any of their successors or assigns (i) consolidates or merges into any other person or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation (as the case may be) assume the obligations of Parent and the Surviving Corporation set forth in this Section 4.12.

     SECTION 4.13  Continuation of Company Employee Plans.

     (a) Except as may be otherwise required or permitted under any collective bargaining agreement to which the Company is a party, the Surviving Corporation will (and Parent shall cause the Surviving Corporation to), for a period of not less than 12 months following the Effective Time, continue without amendment or change, except changes which increase compensation or benefits paid or payable thereunder or as may be required by law, the Company Employee Plans and other policies, practices, programs and arrangements which provide compensation or benefits to employees of the Company or its subsidiaries. Notwithstanding the foregoing, (i) the Surviving Corporation may replace any of such individual plans, policies, practices, programs or arrangements with another plan, policy, practice, program or arrangement providing, in the aggregate, not less than a substantially equivalent level of compensation or benefits, as the case may be, and (ii) the Surviving Corporation shall not be required to maintain any Company Employee Plan that provides for the issuance of Company Common Shares or any other stock-based award plan or program ("Stock Plans"); provided that Parent replaces such Stock Plans with another plan, policy, practice, program or arrangement that the Board of Directors of the Surviving Corporation determines in good faith provides comparable incentive compensation opportunities.

     (b) Except as may be expressly provided in a valid written waiver voluntarily signed by an affected employee, the Company will honor and, on and after the Effective Time, Parent will cause the Surviving Corporation to honor in accordance with the terms thereof, without offset, deduction, counterclaim, interruption or deferment (other than withholdings under applicable law) all Company Benefit Plans, including all employment, change-in-control, severance, termination, consulting and unfunded retirement or benefit agreements to which the Company or any of its subsidiaries is a party. For the purpose of any such policy, practice, program or arrangement that contains a provision relating to a change in control of the Company, Parent acknowledges that the consummation of the Merger constitutes such a change in control.

     (c) The Company and Parent will or may, as the case may be, take the actions indicated in Section 4.13(c) of the Company Disclosure Schedule at or prior to the times specified therein.

     SECTION 4.14 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Acquisition, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 4.15 Further Action. Upon the terms and subject to the provisions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, appropriate or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement, including (i) obtaining in a timely manner all necessary waivers, consents and approvals from all federal, state, and foreign courts and other governmental entities ("Governmental Entities") and to effect all necessary registrations and filings, and the taking of all reasonable steps as may be necessary, appropriate or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement, including, on the part of Parent and Acquisition, entering into a voting trust or similar agreement on customary terms to permit the consummation of the Merger prior to the receipt of final approval from the STB of the transactions contemplated by this Agreement. The foregoing covenant shall not include any obligations by Parent or the Company to agree to divest, abandon, license or take similar action with respect to any assets of Parent or the Company except such actions that would be immaterial to Parent and its subsidiaries or the Company and its subsidiaries, in each case taken as a whole.

     SECTION 4.16 Public Announcements. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any similar public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NYSE or the American Stock Exchange, if it has used all reasonable efforts to consult with the other party.

     SECTION 4.17 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

     SECTION 4.18 Company Preferred Shares. Promptly after Effective Time, Parent shall take such action as may be necessary to register under the Securities Act the issuance, if any, of the Parent Common Shares issuable upon conversion of the Company Preferred Shares after the Effective Time.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in the manner substantially consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers of the Company and to preserve the present material relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. Except as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

     (a) amend or otherwise change the Certificate of Incorporation or By-Laws of the Company;

     (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for (i) the issuance of Company Common Shares issuable pursuant to Stock Options listed in Section 2.11(c) of the Company Disclosure Schedule, (ii) the grant of options under the Company Stock Option Plans consistent with past practice to purchase up to 100,000 Company Common Shares at the market value on the date of the grant to newly hired employees and the issuance of shares upon exercise thereof, (iii) the issuance of Company Common Shares upon conversion of the Company Preferred Shares, or (iv) the issuance of Company Common Shares upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures;

     (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner substantially consistent with past practice, including sale and leaseback transactions and the disposal of surplus real property, (ii) disposition of obsolete or worthless assets, (iii) sales of immaterial assets not in excess of $1,000,000 and (iv) encumbrances on assets pursuant to the Company's existing bank credit facility or to secure purchase money financings of equipment and capital improvements and in connection with the financing of Permitted Acquisitions (as defined in Section 5.1(e)));

     (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (other than regular quarterly cash dividends with respect to the Company Preferred Shares), except that a wholly owned subsidiary of the Company may declare and pay a dividend or make advances to its parent or the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, Company Common Shares or any option, warrant or right, directly or indirectly, to acquire Company Common Shares, or propose to do any of the foregoing; except for the acceleration of options pursuant to the terms of the Company Stock Option Plans and the exercise of such options;

     (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof other than those listed on Section 5.1(e) of the Company Disclosure Schedule or otherwise consented to by Parent in writing ("Permitted Acquisitions"), (ii) incur any indebtedness for borrowed money or debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice (including borrowings under the Company's existing revolving credit facility) or in connection with purchases of equipment or capital improvements or in Permitted Acquisitions, make any loans or advances (other than loans or advances to or from direct or indirect wholly owned subsidiaries), (iii) enter into or amend any material contract other than in the ordinary course of business or where such contract would not have a Material Adverse Effect; (iv) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of the amounts set forth in
Section 5.1(e) of the Company Disclosure Schedule for the Company and its subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 5.1(e);

     (f) except as set forth in Section 5.1(f) of the Company Disclosure Schedule, increase the compensation payable or to become payable to any of its officers or its general pay scale for other employees, except for increases in salary or wages of employees of the Company or its subsidiaries in accordance with past practice or, except in the ordinary course of business or pursuant to agreements, plans or policies in effect prior to the date of this Agreement, grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company, or establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors or officers of the Company, except, in each case, as may be required by law;

     (g) except to conform to GAAP, take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

     (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability, except to the extent the amount of any such settlement has been reserved for in the financial statements contained in the Company Filed SEC Reports;

     (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company Filed SEC Reports or incurred in the ordinary course of business and consistent with past practice; or

     (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respects or prevent the Company from performing in all material respects or cause the Company not to perform its covenants hereunder.

     SECTION 5.2  No Solicitation.

     (a) The Company shall not, directly or indirectly through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, (i) solicit or initiate any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer, but not in connection with Permitted Acquisitions) or similar transactions involving the Company or any subsidiaries of the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"),
(ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) agree to approve or recommend any Acquisition Proposal. Nothing contained in this
Section 5.2(a) shall prevent the Company or any representative thereof from furnishing or causing to be furnished, information and directing the Company, its directors, officers, employees, representatives or agents to furnish information, in each case pursuant to confidentiality agreements similar to the one then in effect between the Company and Parent, and participating in discussions or negotiations with any person or entity concerning any Acquisition Proposal if the Board shall conclude after consultation with its financial advisor, that such person or entity has made or is reasonably likely to make a bona fide Acquisition Proposal for a transaction which it believes may be more favorable to the Company's stockholders from a financial point of view than the transactions contemplated hereby (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

     (b) The Company shall promptly notify Parent after receipt of any written Acquisition Proposal, or any modification of or amendment to any written Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate, if known, whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 5.2(c).

     (c) The Company shall immediately cease and, subject to the terms hereof, cause to be terminated any existing discussions or negotiations with any person (other than Parent and Acquisition) conducted heretofore with respect to any Acquisition Proposal in effect as of the date of this Agreement. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

     (d) The Company shall take what it determines to be reasonable steps to provide reasonable assurance that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 5.2.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.1  Conditions to Obligation of Each Party to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Company Stockholder Approval. This Agreement shall have been adopted by an affirmative vote of the holders of a majority of the outstanding Company Common Shares and outstanding Company Preferred Shares (voting together as one class);

     (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated;

     (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

     (d) Form S-4. If Parent elects to issue Parent Common Shares as part of the Merger Consideration, the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; and

     (e) Fairness Opinions. The opinion of Bear Stearns dated October 16, 1998, that as of that date the terms of the Merger are fair to the stockholders of the Company from a financial point of view, shall not have been modified in any materially adverse respect or withdrawn.

     SECTION 6.2 Conditions to Obligations of Parent and Acquisition. The obligations of Parent and Acquisition to effect the Merger are further subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and (except to the extent specifically given as of an earlier date) on and as of the Closing Date as though made at the Closing Date, and the Company shall have delivered to Parent a certificate dated as of the Closing Date signed by an executive officer to the effect set forth in this Section 6.2(a).

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have delivered to Parent a certificate dated as of the Closing Date signed by an executive officer to the effect set forth in this Section 6.2(b).

     SECTION 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct in all material respects on the date hereof and (except to the extent specifically given as of an earlier date) on and as of the Closing Date as though made on the Closing Date, and Parent and Acquisition shall have delivered to the Company a certificate dated as of the Closing Date, signed by an executive officer of each of them and to the effect set forth in this Section 6.3(a).

     (b) Performance of Obligations of Parent and Acquisition. Each of Parent and Acquisition shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent and Acquisition shall have delivered to the Company a certificate dated as of the Closing Date, signed by an executive officer of each of them and to the effect set forth in this Section 6.3(b).

     (c) Exchange Listing. If Parent elects to issue Parent Common Shares as part of the Merger Consideration, the Parent Common Shares issuable to the Company's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding adoption by the stockholders of the Company or Parent:

     (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

     (b) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party who has not complied with its obligations under Section 4.5 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

     (c) by Parent, prior to the Effective Time, if the Board shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent;

     (d) by Parent or the Company, prior to the Effective Time (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), (i) if any representation or warranty of the Company or Parent, respectively, set forth in this Agreement shall be untrue when made, or (ii) upon a breach in any material respect of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, in each case where such untruth or breach would have a Material Adverse Effect on the Company or Parent, as the case may be (either (i) or (ii) above being a "Terminating Breach"), provided, that, if such Terminating Breach is curable by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts, then for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, or if the Terminating Breach is cured, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(d);

     (e) by Parent or the Company, prior to the Effective Time, if the Company enters into a written agreement providing for the consummation of a transaction that constitutes a Superior Proposal;

     (f) by Parent or the Company, if the Special Meeting shall have been held and this Agreement shall not have been adopted by the affirmative vote of the holders of the requisite number of outstanding Company Common Shares and outstanding Company Preferred Shares; or

     (g) by Parent or the Company, if the Effective Time shall have not occurred on or before March 31, 1999; provided, however, that neither Parent nor the Company may terminate this Agreement pursuant to this Section 7.1(g) if such party's failure to fulfill any of its obligations under this Agreement shall be a reason that the Effective Time shall not have occurred on or before such date.

     SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 7.3 and Section 8.1 hereof, and (ii) except as otherwise provided in
Section 7.3, nothing herein shall relieve any party from liability for any Terminating Breach hereof by such party.

     SECTION 7.3  Fees and Expenses.

     (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     (b) The Company shall pay Parent a fee of $20 million (the "Company Fee"), upon the first to occur of the following events:

          (i) the termination of this Agreement pursuant to Section 7.1(e); or

          (ii) the termination of this Agreement pursuant to Section 7.1(c) if prior to such termination a Superior Proposal has been made and is pending.

     (c) The Company Fee payable pursuant to Section 7.3(b) shall be paid within two (2) business days after the first to occur of any of the events described in
Section 7.3(b)(i) or (ii); provided, that, in no event shall the Company be required to pay the Company Fee to Parent if, immediately prior to the termination of this Agreement, the Company would have been entitled to terminate this Agreement pursuant to Section 7.1(b), 7.1(g) or 7.1(d) on account of a Terminating Breach by Parent. The payment of the Company Fee shall be Parent's sole and exclusive remedy for the event giving rise to the payment of the Company Fee.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1 Effectiveness of Representations, Warranties and Agreements; Knowledge, Etc.

     (a) Except as otherwise provided in this Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that (i) if the Merger is consummated the agreements set forth in Article I shall survive the Effective Time indefinitely, (ii) the agreements in Sections 4.9, 4.12 and 4.13 shall survive in accordance with their respective terms and (iii) the agreements set forth in Section 7.3 shall survive termination indefinitely. The Confidentiality Letter shall survive termination of this Agreement as provided therein.

     (b) Any representation and warranty made in this Agreement by the Company will be deemed for all purposes to be qualified by the disclosures made in any Company Disclosure Schedule specifically referred to in such representation or warranty and by the information disclosed in any other Company Disclosure
Schedule if the relevance of such information to such representation and warranty is reasonably apparent on its face.

     SECTION 8.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a) If to Parent or Acquisition:
         Laidlaw Inc.
         3221 N. Service Road
         P.O. Box 5028
         Burlington, Ontario
         Canada L7R 3Y8
         Attention: Ivan R. Cairns, Senior Vice President
                     and General Counsel
         Telecopier No.: (905) 332-6550
         Telephone No.: (905) 336-1800

     (b) If to the Company:
         Greyhound Lines, Inc.
         15110 N. Dallas Parkway
         Dallas, Texas 75248
         Attention: Craig R. Lentzsch, President and
                     Chief Executive Officer
         Telecopier No.: (972) 387-1874
         Telephone No.: (972) 789-7000

          With a copy to:

          Jones, Day, Reavis & Pogue
          599 Lexington Avenue
          New York, New York 10022
          Attention: Robert A. Profusek, Esq.
          Telecopier No.: (212) 755-7306
          Telephone No.: (212) 326-3939

     SECTION 8.3 Certain Definitions. For purposes of this Agreement, the term:

     (a) "$" or "dollars" means the lawful currency of the United States of America.

     (b) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

     (c) "business day" means any day other than a day on which banks in New York City are required or authorized to be closed;

     (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

     (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

     (f) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 8.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after adoption of this Agreement by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.5 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (i) extend the time for the performance of any of the obligations or other acts; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

     SECTION 8.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letter), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

     SECTION 8.9 Assignment; Guarantee of Acquisition Obligations. This Agreement shall not be assigned or delegated by operation of law or otherwise, except that Acquisition may assign all or any of its rights hereunder to any other direct or indirect wholly owned subsidiary of Parent that is a corporation organized under Delaware Law provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Acquisition or any such assignees of all the obligations hereunder of Acquisition or any such assignees.

     SECTION 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than
Section 4.9 (which is intended to be for the benefit of the holders of Stock Options and may be enforced by such holders), Section 4.12 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties), and 4.13 (which is intended to be for the benefit of the employees of the Company and its subsidiaries and may be enforced by any person who is an officer of the Company as of the Effective Time on behalf of such officer and the other employees of the Company).

     SECTION 8.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 8.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

     SECTION 8.13  Consent to Jurisdiction and Service of Process.

     (a) Parent consents to the non-exclusive jurisdiction of any court of the State of Delaware or any United States federal court sitting in the State of Delaware, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Agreement. Parent irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Agreement in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Parent agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon Parent and may be enforced in any court to the jurisdiction of which Parent is subject by suit upon such judgment; provided that service of process is effected upon Parent in the manner provided in this Agreement.

     (b) Parent agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Agreement against Parent in any court sitting in the State of Delaware, United States may be made upon Schiff Hardin & Waite at 6600 Sears Tower, Chicago, Illinois 60606 (attention: Stephen J. Dragich), whom Parent irrevocably appoints as its authorized agent for service for process. Parent represents and warrants that Schiff Hardin & Waite has agreed to act as Parent's agent for service of process. Parent agrees that such appointment shall be irrevocable so long as this Agreement shall remain in effect or until the irrevocable appointment by Parent of a successor as its authorized agent for such purpose and the acceptance of such appointment by such successor. Parent further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If Schiff Hardin & Waite shall cease to be Parent's agent for service of process, Parent shall appoint without delay another such agent and provide prompt written notice to the Company, to the extent known to it, of such appointment. With respect to any such action in any court of the State of Delaware or any United States federal court in the State of Delaware, United States, service of process upon Schiff Hardin & Waite, as the authorized agent of Parent for service of process, and written notice of such service to Parent, shall be deemed, in every respect, effective service of process upon Parent.

     (c) Nothing in this Section 8.13 shall affect the right of any party to serve legal process in any other manner permitted by law of affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

     SECTION 8.14 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                     [This space intentionally left blank.]

IN WITNESS WHEREOF, Parent, Acquisition and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized.

                                    LAIDLAW INC.

                                    By:         /s/ JAMES R. BULLOCK
                                       -----------------------------------------
                                        Name: James R. Bullock
                                        Title: President and Chief Executive
                                        Officer

                                    LAIDLAW TRANSIT ACQUISITION CORP.

                                    By:          /s/ IVAN R. CAIRNS
                                       -----------------------------------------
                                        Name: Ivan R. Cairns
                                        Title: Vice President

                                    GREYHOUND LINES, INC.

                                    By:        /s/ CRAIG R. LENTZSCH
                                       -----------------------------------------
                                        Name: Craig R. Lentzsch
                                        Title: President and Chief Executive
                                        Officer

                                                                      APPENDIX B

                            BEAR STEARNS LETTERHEAD

As of October 16, 1998

Board of Directors
Greyhound Lines, Inc.
15110 North Dallas Parkway, Suite 600
Dallas, TX 75248

             Attention:  Thomas G. Plaskett, Chairman of the Board
            Craig R. Lentzsch, Chief Executive Officer

Ladies and Gentlemen:

We understand that Greyhound Lines, Inc. ("Greyhound") and Laidlaw Inc. ("Laidlaw") have entered into an Agreement and Plan of Merger dated October 16, 1998 (as amended and restated as of November 5, 1998, the "Agreement"), pursuant to which a wholly-owned subsidiary of Laidlaw will acquire Greyhound in a merger transaction (the "Transaction") whereby each share of Greyhound common stock will be converted into the right to receive $6.50 in aggregate value (the "Transaction Consideration"), and whereby each share of Greyhound 8.5% convertible exchangeable preferred stock will remain outstanding pursuant to the terms of such securities. The Transaction Consideration shall be payable in cash, subject to Laidlaw's option to satisfy up to $4.00 of the Transaction Consideration with shares of Laidlaw common stock. The amount, if any, of Laidlaw common stock to be offered as part of the Transaction Consideration will be determined in a manner set forth in the Agreement.

You have asked us to render our opinion as to whether the Transaction Consideration is fair, from a financial point of view, to the stockholders of Greyhound.

In the course of our analyses for rendering this opinion, we have:

      1.  reviewed the Agreement;

      2. reviewed Greyhound's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 through 1997, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998;

      3. reviewed certain operating and financial information, including internal financial projections, provided to us and reviewed for us by management relating to Greyhound's business and prospects;

      4. met with certain members of Greyhound's senior management to discuss its operations, historical financial statements and future prospects;

Greyhound Lines, Inc.
As of October 16, 1998
Page  2

      5. reviewed Laidlaw's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended August 31, 1995 through 1997, its Quarterly Reports on Form 10-Q for the periods ended November 30, 1997, February 28, 1998 and May 31, 1998, and a draft of its consolidated financial statements for the fiscal year ended August 31, 1998;

      6. reviewed certain operating and financial information, including internal financial projections, provided to us and reviewed for us by management relating to Laidlaw's business and prospects;

      7. met with certain members of Laidlaw's senior management to discuss its operations, historical financial statements and future prospects;

      8. reviewed the historical prices and trading volumes of the common shares of Greyhound and Laidlaw;

      9. reviewed publicly available financial data, stock market performance data and valuation parameters of companies which we deemed generally comparable to Greyhound and Laidlaw;

     10. reviewed the financial terms of recent acquisitions of companies which we deemed generally comparable to the Transaction; and

     11. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In the course of our review, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial and other information (including estimates and projections) provided to, discussed with, or reviewed by or for us by Greyhound and Laidlaw or publicly available for purposes of this opinion, including, without limitation, the adequacy of Laidlaw's reserves relating to loss contingencies. We have further relied upon the assurances of the senior managements of Greyhound and Laidlaw that they are unaware of any facts that would make the information, estimates and projections provided to, discussed with, or reviewed by or for us incomplete, inaccurate or misleading. With respect to Greyhound's and Laidlaw's internal financial projections and estimates of potential synergies that could be achieved upon consummation of the Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior managements of Greyhound and Laidlaw as to the expected future performance of Greyhound and Laidlaw, respectively. We express no view as to such information, or the assumptions on which they were based. For purposes of rendering our opinion, we have further assumed that the current matter before the United States Tax Court will not have a material adverse effect on Laidlaw's financial condition, results of operations, business or prospects. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of Greyhound or Laidlaw, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of October 16, 1998 (except with respect to the Agreement which is amended and restated as of November 5, 1998).

For purposes of rendering our opinion we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under

Greyhound Lines, Inc.
As of October 16, 1998
Page  3

the Agreement and all conditions to the consummation of the Transaction will be satisfied without waiver thereof.

We do not express any opinion as to the price or range of prices at which shares of common stock of Laidlaw may trade subsequent to the consummation of the Transaction.

Bear Stearns is a nationally recognized investment banking firm and has previously provided investment banking services to Greyhound and Laidlaw. In the ordinary course of business, Bear Stearns may actively trade the equity securities of Greyhound and Laidlaw for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is intended for the benefit and use of the Board of Directors of Greyhound in its evaluation of the Transaction. This letter does not constitute a recommendation to the Board of Directors of Greyhound or any stockholders of Greyhound as to how to vote in connection with the Transaction. This opinion does not address Greyhound's underlying business decision to pursue the Transaction. This letter is not to be used for any other purpose, or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement/prospectus to be distributed to the stockholders of Greyhound in connection with the Transaction.

We have acted as a financial advisor to Greyhound in connection with the Transaction and will receive a fee for such services.

Based on and subject to the foregoing, it is our opinion that as of the date hereof the Transaction Consideration is fair, from a financial point of view, to the stockholders of Greyhound.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:        /s/ JAMES NISH
    --------------------------------
        Senior Managing Director

                                                                      APPENDIX C

                        Delaware General Corporation Law
                                  Section 262

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day or the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                              GREYHOUND LINES, INC.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GREYHOUND LINES,
            INC. FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE
                             HELD ON MARCH 16, 1999


    The undersigned holder of shares of common stock, par value $0.01 per share, of Greyhound Lines, Inc. ("Greyhound") and/or shares of 8 1/2% convertible exchangeable preferred stock, par value $0.01 per share, of Greyhound hereby appoints Thomas G. Plaskett and Craig R. Lentzsch and each of them, as proxies of the undersigned, with full power of substitution and resubstitution, to represent and vote as set forth herein all of the shares of common stock of Greyhound and/or shares of preferred stock of Greyhound held of record by the undersigned on February 8, 1999 at the special meeting of stockholders to be held on March 16, 1999, starting at 9:00 a.m., local time, at The Hilton Dallas Parkway Hotel, 4801 LBJ Freeway, Dallas, Texas, and at any and all postponements and adjournments thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" BOTH PROPOSALS SET FORTH ON THE OTHER SIDE OF THIS PROXY AND OTHERWISE IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.


           (CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

-------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


                             YOUR VOTE IS IMPORTANT!

                        YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call TOLL FREE 1-800-840-1208 on a Touch Tone Telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

2. Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.

                                   PLEASE VOTE

                                                                                                       Please mark
                                                                                                        your votes
                                                                                                       as indicated   [X]
                                                                                                         in this
                                                                                                          example

   THE BOARD OF DIRECTORS OF GREYHOUND LINES, INC. RECOMMENDS A VOTE FOR THE
   FOLLOWING PROPOSALS


                                            FOR      AGAINST    ABSTAIN
1. Adoption of an Amended and Restated      [ ]        [ ]        [ ]          This proxy should be dated, signed by
   Agreement and Plan of Merger among                                          the stockholder as his or her name
   Greyhound Lines, Inc., a Delaware                                           appears below, and returned promptly
   corporation, Laidlaw Inc., a Canadian                                       in the enclosed envelope. Joint
   corporation and Laidlaw Transit                                             owners should each sign personally,
   Acquisition Corp., a Delaware                                               and trustees and others signing in a
   corporation and a wholly owned                                              representative capacity should
   subsidiary of Laidlaw Inc.                                                  indicate the capacity in which they
                                                                               sign.
2. If necessary, to approve any             [ ]        [ ]        [ ]
   adjournment of the special meeting
   without further notice except by
   announcement at the special meeting.                                        USE BLUE OR BLACK INK

I PLAN TO ATTEND THE MEETING                [ ]

                                                                               Dated
                                                                                     ------------------------------

                                                                               ------------------------------------
                                                                               Signature of Stockholder


                                                                               ------------------------------------
                                                                               Signature of Stockholder



                                                                               THIS PROXY IS REVOCABLE AND WILL BE
                                                                               VOTED AS DIRECTED, BUT IF NO
                                                                               INSTRUCTIONS ARE SPECIFIED, THIS
                                                                               PROXY WILL BE VOTED FOR BOTH OF THE
                                                                               PROPOSALS LISTED ABOVE. IF ANY OTHER
                                                                               BUSINESS IS PRESENTED AT THE SPECIAL
                                                                               MEETING THIS PROXY WILL BE VOTED BY
                                                                               THOSE NAMED IN THIS PROXY IN THEIR
                                                                               BEST JUDGMENT. AT THE PRESENT TIME,
                                                                               THE BOARD OF DIRECTORS KNOWS OF NO
                                                                               OTHER BUSINESS TO BE PRESENTED AT THE
                                                                               SPECIAL MEETING.


-------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


                                VOTE BY TELEPHONE

                          QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

o You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

  OPTION #1: To direct the named proxies to vote as the Board of Directors recommends on BOTH proposals: Press 1

               WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

  OPTION #2: If you choose to direct the named proxies to vote on each proposal separately, press 0. You will hear these instructions:

      Proposal 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

The instructions are the same for all remaining proposals.

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

     PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU HAVE VOTED BY PHONE.

                 CALL ** TOLL FREE ** ON A TOUCH TONE TELEPHONE

                            1-800-840-1208 - ANYTIME

                    THERE IS NO CHARGE TO YOU FOR THIS CALL.